Exhibit 10.13

CONFIDENTIAL TREATMENT REQUESTED

ROYALTY PURCHASE AGREEMENT

dated as of January 8, 2019

among

IMMUNOGEN, INC.,

HURRICANE, LLC as Seller;

IMMUNITY ROYALTY HOLDINGS, L.P. as Original Purchaser;

and

OMERS IP HEALTHCARE HOLDINGS LIMITED as Purchaser

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Portions of this Exhibit, indicated by the mark [***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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CONFIDENTIAL TREATMENT REQUESTED

continued

Page

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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CONFIDENTIAL TREATMENT REQUESTED

continued

Page

Section 9.09	Governing Law; Jurisdiction; Service of Process; Waiver of Jury Trial.	53
Section 9.10	Severability.	53
Section 9.11	Counterparts; Effectiveness.	53
Section 9.12	Amendments; No Waivers.	54
Section 9.13	Interpretation.	54

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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CONFIDENTIAL TREATMENT REQUESTED

ROYALTY PURCHASE AGREEMENT

ROYALTY PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is made and entered into as of January 8, 2019 (referred to herein as “the date of this Agreement”), by and among ImmunoGen, Inc., a Massachusetts corporation (“ImmunoGen”), Hurricane, LLC, a Massachusetts limited liability company (the “Seller,” and together with ImmunoGen, the “Selling Parties”), Immunity Royalty Holdings, L.P., a Delaware limited partnership (the “Original Purchaser”), and OMERS IP Healthcare Holdings Limited, an Ontario corporation (the “Purchaser”).

WHEREAS,  on March 24, 2015, ImmunoGen contributed and assigned to the Seller the Contributed Assets, including the right to receive Royalties based on the worldwide net sales of the Product (in each case, as defined below);

WHEREAS,  pursuant to the 2015 Royalty Purchase Agreement, the Seller sold, assigned, conveyed and transferred to the Original Purchaser the Capped Interest portion of the Royalties, and the Seller retained the rights to receive the Reversionary Interest portion of the Royalties (in each case, as defined below);

WHEREAS, the Original Purchaser wishes to sell, assign, convey and transfer to Purchaser, and Purchaser wishes to purchase from Original Purchaser, the Capped Interest; and

WHEREAS, the Selling Parties wish for the Seller to sell, assign, convey and transfer to Purchaser, and Purchaser wishes to purchase from Seller, the Reversionary Interest.

NOW, THEREFORE, in consideration of the mutual covenants, agreements representations and warranties set forth herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01    Definitions.

The following terms, as used herein, shall have the following meanings:

“2015 Deposit Agreement” shall mean that certain Deposit and Account Control Agreement, dated as of April 3, 2015, by and among the Seller, the Original Purchaser and U.S. Bank National Association, in its capacity as a depositary bank and in its capacity as a “bank” (as defined in Section 9-102(a)(8) of the UCC).

“2015 Royalty Purchase Agreement” shall mean that certain Royalty Purchase Agreement, dated as of March 24, 2015, by and among the Selling Parties and the Original Purchaser.

“Affiliate” shall mean (a) with respect to any Person (including the Purchaser), any Person that controls, is controlled by, or is under common control with such Person, and (b) with respect to the Purchaser, any Person in respect of which OMERS Administration Corporation, as

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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CONFIDENTIAL TREATMENT REQUESTED

administrator of the OMERS primary pension plan and trustee of the pension funds thereunder, holds, directly or indirectly, more than 50% of the equity interest (economic) of such Person.  For purposes of this definition, “control” shall mean (i) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (ii) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interests with the power, or the power by contract or otherwise, to direct the management and policies of such non-corporate entities.

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“Amendment No. 1 to Contribution Agreement” means that certain Amendment No. 1 to Contribution Agreement to be entered into between ImmunoGen and the Seller concurrently with, and effective as of, the Closing, amending the Contribution Agreement, in substantially the form attached hereto as Exhibit G.

“Amendment No. 1 to Hurricane LLCA”  shall have the meaning set forth in Section 7.02(i).

“Assigned Rights” means, collectively, the rights of ImmunoGen under or in respect of the License Agreement with respect to (a) any right to receive royalty or audit reports, summaries or other information from Genentech; (b) any right to audit, inspect or otherwise review any of the records of Genentech or the right to receive any related audit reports; (c) any right to enforce the Patent Rights against Genentech; (d) any right to disapprove or consent to an assignment or transfer (by operation of law or otherwise) pursuant to the License Agreement; and (e) any right to bring any action, demand, proceeding or claim, in law or in equity, with respect to the enforcement of (i) any right to receive Royalties under the License Agreement or (ii) any of the foregoing Assigned Rights.

“Audit Report” shall have the meaning set forth in Section 6.07(a).

“Bankruptcy Event” shall mean the occurrence of any of the following:

(i) Any Selling Party shall commence any case, proceeding or other action (a) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, relief of debtors or the like, seeking to have an order for relief entered with respect to such Selling Party, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its respective debts, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any portion of its assets, or such Selling Party shall make a general assignment for the benefit of its respective creditors; or

(ii) there shall be commenced against any Selling Party any case, proceeding or other action of a nature referred to in clause (i) above which remains undismissed, or undischarged for a period of thirty  (30) calendar days; or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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CONFIDENTIAL TREATMENT REQUESTED

(iii) there shall be commenced against any Selling Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against (a) all or any substantial portion of its assets and/or (b) the Royalties, which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within ten  (10) calendar days from the entry thereof; or

(iv) Any Selling Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above.

“Bills of Sale” shall mean (i) the Bill of Sale pursuant to which Seller shall assign to the Purchaser all of its right, title and interest in and to the Reversionary Interest purchased hereunder, which Bill of Sale shall be substantially in the form of Exhibit A-1 and (ii) the Bill of Sale pursuant to which Original Purchaser shall assign to the Purchaser all of its right, title, and interest in and to the Capped Interest purchased hereunder, which Bill of Sale shall be substantially in the form of Exhibit A-2.

“BLA” shall mean a biologic license application or its predecessor application, a product license application, and all amendments and supplements thereto for regulatory approval by the FDA, as defined under the Public Health Service Act as such act or regulations thereunder may be amended, supplemented or replaced from time to time, filed with the FDA in the United States or an equivalent application filed with a Regulatory Agency in any country outside of the United States.

“Business Day” shall mean any day other than a Saturday, a Sunday, any day which is a legal holiday under the laws of the Commonwealth of Massachusetts or the Province of Ontario, or any day on which banking institutions located in the Commonwealth of Massachusetts, the Province of Ontario or in the state in which the Depositary Bank is located are authorized or required by law or other governmental action to close.

“Capped Interest” shall mean the right to receive (i) one hundred percent (100%) of all Royalties up to an amount equal to the Reversionary Interest Threshold, and (ii) fifteen percent (15%) of all Royalties thereafter.

“Capped Interest Purchase Price” shall have the meaning set forth in Section 2.03(a).

“Closing” shall have the meaning set forth in Section 7.01.

“Closing Date” shall mean the date of this Agreement.

“Combination Product” shall mean any “Combination Product” as such term is defined in the License Agreement.

“Confidential Information” shall mean, as it relates to ImmunoGen, Seller, Original Purchaser, Genentech and their respective Affiliates, the Contributed Assets and the Product, the Patent Rights, know-how, trade secrets, proprietary technical and business information, financial

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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data and other like information (including but not limited to ideas, research and development, knowledge, know-how, patent data, formulas, schematics, compositions, technical data and results,  techniques, inventions (whether patentable or not), practices, methods, specifications, customer and supplier lists, sales, pricing and cost information, and business and marketing plans and proposals), inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), client lists, data, test data and results (including pre-clinical and/or human clinical testing), analytical and quality control data, manufacturing and tangible or intangible proprietary information or material,  as well as any Evaluation Material (as defined in the Confidentiality Agreement) and any Notes (as defined in the Confidentiality Agreement).  For the avoidance of doubt, this Agreement, the other Transaction Documents, the Genentech Confidential Information, and any notices or reports delivered by the Selling Parties or the Original Purchaser pursuant to this Agreement shall be deemed to be Confidential Information under this Agreement.  Confidential Information shall also include all analyses, compilations, forecasts, studies or other documents prepared by the Purchaser,  the Purchaser’s Affiliates or any of the Purchaser’s or the Purchaser’s Affiliates’ Representatives that contain, make use of or otherwise reflect any Confidential Information.

“Confidential Information of ImmunoGen or the Seller” shall mean, with respect to each such item for so long as such item remains Confidential Information, any Confidential

Information provided by ImmunoGen or Seller to the Purchaser pursuant to this Agreement

(including the Transaction Documents and all notices, certificates, or other instruments or materials provided by ImmunoGen or Seller to the Purchaser pursuant to this Agreement), in each case other than the Genentech Confidential Information.

“Confidentiality Agreement” has the meaning set forth in Section 9.08.

“Contributed Assets” means, collectively, (a) the Contributed Interest and (b) the Assigned Rights.

“Contributed Interest”  means the right to receive one hundred percent (100%) of the Royalties.

“Contribution” has the meaning set forth in Section 3.01(c).

“Contribution Agreement” means that certain contribution agreement between ImmunoGen and the Seller, dated March 24, 2015, pursuant to which such parties effectuated the Contribution; provided that immediately after the Closing, the term “Contribution Agreement” shall refer to the Contribution Agreement, as amended by that certain Amendment No. 1 to Contribution Agreement.

“Deposit Account” shall mean, collectively, the Joint Concentration Account, the Purchaser Concentration Account and the Seller Concentration Account, each established and maintained pursuant to the Deposit Agreement and this Agreement.

“Deposit Agreement” shall mean any agreement (including initially that certain Deposit and Account Control Agreement) entered into by the Depositary Bank, the Purchaser and the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Seller, substantially in the form of Exhibit B attached hereto, pursuant to which, among other things, the Joint Concentration Account, the Purchaser Concentration Account and the Seller Concentration Account shall be established and maintained.

“Depositary Bank” shall mean U.S. Bank National Association or such other bank or financial institution approved by each of the Purchaser, ImmunoGen and Seller.

“Disclosure Schedules” means the Selling Parties’ Disclosure Schedules or the Original Purchaser’s Disclosure Schedules, as the case may be, delivered concurrently with the execution and delivery of this Agreement

“Dispute” or “Disputes” shall have the meaning set forth in Section 3.10(e).

“Dispute Notice” shall have the meaning set forth in Section 6.07(a).

“EMEA” shall mean the European Medicines Agency.

“Excluded Liabilities and Obligations” shall have the meaning set forth in Section 2.04.

“FDA” shall mean the United States Food and Drug Administration and any successor agency thereto.

“Final Report” shall have the meaning set forth in Section 6.07(a).

“Genentech” shall mean Genentech, Inc., a Delaware corporation, its Affiliates, any successor and any assignee of any of its rights or obligations under the License Agreement.

“Genentech Confidential Information” shall mean, with respect to each such item for so long as such item remains “Confidential Information” under the License Agreement, (a) the unredacted License Agreement, (b) the unredacted reports provided by Genentech to ImmunoGen or the Seller under Section 4.5 of the License Agreement with respect to the Royalties, and (c) other notices, correspondence or information provided by Genentech to ImmunoGen or the Seller pursuant to the License Agreement, in each case, together with all analyses, compilations, forecasts, studies or other documents prepared by the Selling Parties, the Original Purchaser, the Purchaser, the Purchaser’s Affiliates or any of the Purchaser’s or the Purchaser’s Affiliates’ Representatives that contain, make use of or otherwise reflect any of the foregoing.

“Genentech Consent” shall mean that certain Consent dated as of December 19, 2014, by and between ImmunoGen and Genentech.

“Genentech Instruction” shall have meaning set forth in Section 6.05(c).

“Governmental Authority” shall mean any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether foreign, federal, state or local (domestic or foreign), including each Patent Office, the FDA, the EMEA,  or any other government authority in any country.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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CONFIDENTIAL TREATMENT REQUESTED

“ImmunoGen” shall mean ImmunoGen, Inc., a Massachusetts corporation, and its successors and assigns.

“ImmunoGen Standard Indemnity Cap” shall have the meaning set forth in Section 9.05(e).

 “Joint Concentration Account” shall mean the deposit account established and maintained at the Depositary Bank pursuant to the Deposit Agreement and this Agreement.  The Joint Concentration Account shall be the account into which all payments of the Royalties are to be remitted as provided herein and the account from which the Depositary Bank transfers funds into the Purchaser Concentration Account and the Seller Concentration Account.

“Knowledge” shall mean, (i) with respect to the Original Purchaser, the actual knowledge of [***], and (ii) with respect to a Selling Party, the actual knowledge of [***],  [***], or [***], in each case after reasonable inquiry of personnel of the Original Purchaser or the Selling Parties, respectively, who are responsible for the applicable matter, but without any requirement to make any inquiries of third parties or any Governmental Authority, or to perform any search of any public registry office or system.

“License Agreement” shall mean the License Agreement between Genentech and ImmunoGen effective May 2, 2000, and as amended by written amendments executed by ImmunoGen and Genentech effective as of the following dates: May 3, 2006, March 11, 2009, and December 18, 2012.

“License Party Audit” shall have the meaning set forth in Section 6.07(b).

“Lien” shall mean lien, hypothecation, charge, instrument, preference, priority, security agreement, security interest, mortgage, option, privilege, pledge, liability, covenant, order, tax, right of recovery, trust or deemed trust (whether contractual, statutory or otherwise arising) or any encumbrance, right or claim of any other person of any kind whatsoever whether choate or inchoate, filed or unfilled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown.

“Losses” shall mean collectively, any and all damages, losses, judgments, liabilities, costs and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) in connection with any claim, demand, action, suit or proceeding.

“Material Adverse Effect” shall mean (i) a material adverse effect on the validity or enforceability of any of the Transaction Documents, (ii) a material adverse effect on the ability of any Selling Party or the Original Purchaser, as the case may be, to perform any of its material obligations under any of the Transaction Documents, (iii) a material adverse effect on the rights or remedies of the Purchaser under any of the Transaction Documents, (iv) a material adverse effect on the rights of any Selling Party under the License Agreement or (v) any adverse effect on the timing, amount or duration of the payments to be made to Purchaser in respect of the Purchased Interest or the right of the Purchaser to receive such payments.

“Net Sales” shall mean “Net Sales” as such term is defined in the License Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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“Neutral Auditors” shall mean such nationally recognized certified public accounting firm mutually approved by the Selling Parties and Purchaser, which may not be the Selling Parties’ or Purchaser’s independent registered certified public accounting firm.

“Non-Party Affiliates” shall have the meaning set forth in Section 9.05(g).

“Operating Expenses” means the out-of-pocket expenses incurred by the Seller in connection with maintaining its existence as a limited liability company, including applicable franchise taxes and the fees of its independent manager.

“Original 2015 Closing Date” means April 3, 2015.

“Original Purchaser”  shall have the meaning set forth in the first paragraph hereof.

“Original Purchaser Indemnified Party” has the meaning set forth in Section 9.05(b)(ii).

“Original Purchaser’s Basket” shall have the meaning set forth in Section 9.05(e).

“Original Purchaser’s Disclosure Schedules” means the Disclosure Schedules delivered by the Original Purchaser concurrently with the execution and delivery of this Agreement.

“Original Purchaser’s General Representations” shall mean (i) the representations and warranties of the Original Purchaser in Article IV, other than the representations and warranties set forth in Section 4.04 and (ii) the representations and warranties of the Original Purchaser in any other Transaction Document to which the Original Purchaser is party.

“Patent Office” shall mean the respective patent office, including the U.S. Patent and Trademark Office and any comparable foreign patent office, for any Patent Rights.

“Patent Rights” shall mean “Licensed Patent Rights” as such term is defined in the License Agreement, but only to the extent such Licensed Patent Rights are exclusively owned by ImmunoGen.  Schedule 3.10(a) of the Selling Parties’ Disclosure Schedules contains a true and complete list of all of the Patent Rights in existence as of the date of this Agreement.

“Permitted Liens” shall mean any: (a) Liens in favor of Purchaser or its Affiliates; (b) Liens created, permitted or required by the Transaction Documents in favor of the Purchaser and its Affiliates and (c) Liens incurred by the Purchaser after the date of this Agreement.

“Person” shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, but not including a government or political subdivision or any agency or instrumentality of such government or political subdivision.

“Product” shall mean each of (i) the HER2-targeted antibody-drug conjugate containing the humanized anti-HER2 IgG1, trastuzumab, covalently linked to the microtubule inhibitory drug DM1 (a maytansine derivative) via the stable thioether linker MCC (4-[N-

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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maleimidomethyl] cyclohexane-1-carboxylate) marketed in the U.S. under the name KADCYLA (ado-trastuzumab emtansine) regardless of the route of administration and (ii) any Combination Product that contains the HER2-targeted antibody-drug conjugate described in clause (i) of this definition.

“Product Payment Amount” shall mean an amount equal to one hundred percent (100%) of (i) the Royalties actually received into the Joint Concentration Account less (ii) any amounts debited from the Joint Concentration Account in accordance with Section 6.05(b) (to pay any fees, expenses or charges of the Depositary Bank, Operating Expenses or for reimbursement of any costs or expenses incurred by the Selling Parties in taking any of the actions described in Sections 6.06(c), 6.06(f), or 6.06(g)).

“Purchased Interest” shall mean the Capped Interest and the Reversionary Interest.

“Purchaser” shall have the meaning set forth in the first paragraph hereof.

“Purchaser Concentration Account” shall mean a segregated account established for the benefit of the Purchaser and maintained at the Depositary Bank pursuant to the terms of the Deposit Agreement and this Agreement.  The Purchaser Concentration Account shall be the account into which the funds first held in the Joint Concentration Account that are payable to the Purchaser pursuant to this Agreement are transferred by the Depositary Bank in accordance with the terms of this Agreement and the Deposit Agreement.

“Purchaser Indemnified Party” shall have the meaning set forth in Section 9.05(a).

“Quarterly Report” shall mean, with respect to the relevant calendar quarter of Seller, a report (i) (A) that is the unredacted report provided by Genentech to ImmunoGen or the Seller under Section 4.5 of the License Agreement with respect to the Royalties paid by Genentech with respect to such quarter or (B) that is a redacted version of the report provided by Genentech to ImmunoGen or the Seller under Section 4.5 of the License Agreement with respect to the Royalties paid by Genentech with respect to such quarter or is another form of report generated by ImmunoGen or the Seller that, in each case under this clause (B), provides the same categories of information (including country-by-country information) and level of detail with respect to the Royalties paid by Genentech with respect to such quarter and detail for the basis for the calculation of such Royalties as those reports provided by Genentech under Section 4.5 of the License Agreement prior to the date of this Agreement and copies of which were provided to the Purchaser prior to the date of this Agreement and (ii) that, subject to the confidentiality obligations under Section 5 of the License Agreement, giving effect to the Genentech Consent, also shows any other amount deposited into the Joint Concentration Account with respect to such quarter.

“Regulatory Agency” shall mean a Governmental Authority with responsibility for the approval of the marketing and sale of pharmaceuticals in any country or other regulation of pharmaceuticals.

“Regulatory Approvals” shall mean, collectively, all approved BLAs and approved supplements thereto and other regulatory approvals, registrations, certificates, authorizations,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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permits and supplements thereto, as well as associated materials (including the product dossier) pursuant to which the Product may be marketed, sold and distributed in a jurisdiction, issued by the appropriate Regulatory Agency.

“Representatives” has the meaning set forth in Section 6.02(b).

“Reversionary Interest”  shall mean the right to receive (i) zero percent (0%) of all Royalties until Purchaser has received Royalties in an amount equal to the Reversionary Interest Threshold, and (ii) eighty-five percent (85%) of all Royalties thereafter.

“Reversionary Interest Commencement Date” shall mean the date on which the Purchaser has received aggregate payments in respect of Royalties from the Product Payment Amount in an amount equal to the Reversionary Interest Threshold.

“Reversionary Interest Purchase Price” shall have the meaning set forth in Section 2.03(b).

“Reversionary Interest Threshold” means the sum of (a) $[***] (or, in the event that Purchaser receives at least $[***] in respect of the Product Payment Amount with respect to Net Sales of Product occurring after the Royalties Commencement Date and ending on or before [***], then $[***]), (b) the aggregate amount reimbursed to ImmunoGen and/or the Seller by the Purchaser directly pursuant to Section 6.06(h) because amounts deposited in the Joint Concentration Account over time are insufficient, in the first instance, to reimburse ImmunoGen and/or the Seller for Operating Expenses or costs or expenses incurred by either of them in taking any of the actions described in Section 6.06(c), 6.06(f) or 6.06(g) and not awarded to or recovered by the Purchaser as reimbursement for those reimbursed amounts in connection with any judgment, settlement or other resolution of any of those matters, and (c) the aggregate costs and expenses (including attorneys’ fees) of the Purchaser in bringing any suit or proceeding or taking any other legal action to enforce its rights under this Agreement that are not awarded to or recovered by the Purchaser as reimbursement of such costs and expenses in connection with any judgment, settlement or other resolution for any such suit, proceeding or other legal action.

“Royalty” or “Royalties” shall mean, without duplication, one hundred percent (100%) of (i) all royalties paid, owed, accrued or otherwise payable by Genentech under Section 4.2 of the License Agreement with respect to Net Sales of the Product which occur on or after the Royalties Commencement Date, (ii) all interest paid, owed, accrued or otherwise payable by Genentech with respect to such royalties pursuant to Section 4.6 of the License Agreement, (iii) all amounts paid, owed, accrued or otherwise payable by Genentech pursuant to Section 4.7(c) of the License Agreement (other than amounts for audit costs) with respect to such royalties, (iv) all amounts paid, owed, accrued or otherwise payable by either Selling Party pursuant to Section 6.07 (other than for amounts for audit costs) with respect to such royalties, (v) all amounts equal to the royalty that would otherwise be payable under Section 4.2 of the License Agreement on all proceeds (including any damages, monetary awards or other amounts recovered, whether by judgment or settlement and treating such proceeds as Net Sales of the Product (provided, that, with respect to any Combination Product described in clause (ii) of the definition of “Product,” the portion of such proceeds treated as Net Sales shall be calculated on the same basis as Net

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Sales for such Combination Product would be calculated as provided in Section 4.2.4 of the License Agreement) for purposes of calculating such royalty) paid, owed, accrued or otherwise payable other than to Genentech of any suit, proceeding or other legal action taken pursuant to Section 6.4 of the License Agreement and arising from or related to infringement that results in reduced sales of the Product occurring on or after the Royalties Commencement Date (other than amounts awarded or recovered in connection with any judgment or settlement for reimbursement of the costs and expenses (including attorneys’ fees) of the party bringing such suit or proceeding or taking such other legal action or for reimbursement of the costs and expenses (including attorneys’ fees), if any, of the other party to the License Agreement in connection with the prosecution of any such suit, proceeding or other legal action), and (vi) all proceeds (including any damages, monetary awards or other amounts recovered, whether by judgment or settlement) paid, owed, accrued or otherwise payable with respect to any of the foregoing of any suit, proceeding or other legal action taken to enforce the right to receive any of the foregoing (other than amounts awarded or recovered in connection with any judgment or settlement for reimbursement of the costs and expenses (including attorneys’ fees) of the party bringing such suit or proceeding or taking such other legal action).  For the avoidance of doubt, “Royalties” shall not include (and shall specifically exclude) all other amounts payable by Genentech or its Affiliates under the License Agreement (including but not limited to milestone payments under Sections 4.1.1 and 4.1.2 of the License Agreement).

“Royalties Commencement Date” shall mean October 1, 2018.

“Seller” has the meaning set forth in the preamble.

“Seller Concentration Account” shall mean a segregated account established and maintained at the Depositary Bank pursuant to the terms of the Deposit Agreement and this Agreement.   The Seller Concentration Account shall be the account into which the funds remaining in the Joint Concentration Account after payment therefrom of the amounts payable to the Purchaser pursuant to this Agreement are transferred in accordance with the terms of the Deposit Agreement and this Agreement.

“Seller Indemnified Party” has the meaning set forth in Section 9.05(b)(i).

“Seller Organizational Documents” means the certificate of organization of the Seller dated as of March 24, 2015 and the Limited Liability Company Agreement of the Seller, dated as of March 24, 2015, as amended by that certain Amendment No. 1 thereto to be entered into concurrently with, and effective as of the Closing.

“Selling Party” has the meaning set forth in the preamble.

“Selling Parties’ Basket” shall have the meaning set forth in Section 9.05(e).

“Selling Parties’ Disclosure Schedules” means the Disclosure Schedules delivered by the Selling Parties concurrently with the execution and delivery of this Agreement.

“Selling Parties’ General Representations” shall mean (i) the representations and warranties of the Selling Parties in Article III, other than the representations and warranties set

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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forth in Sections 3.04(a), 3.04(c), 3.11(f), 3.13(a), 3.13(b) (first sentence), 3.13(d) (first sentence) and 3.14(b) and (ii) the representations and warranties of the Selling Parties in any other Transaction Document to which a Selling Party is party.

“Set-off” shall have the meaning set forth in Section 3.14.

“Subsidiary” or “Subsidiaries” shall mean with respect to any Person (i) any corporation of which the outstanding capital stock having at least a majority of votes entitled to be cast in the election of directors under the ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority voting interest under ordinary circumstances is at the time owned, directly or indirectly, by such Person.

“Termination and Mutual Release of Hurricane LLCA”  shall have the meaning set forth in Section 7.02(g).

“Transaction Documents” shall mean, collectively, this Agreement, the Bills of Sale, the Deposit Agreement, the Genentech Instruction, the Termination and Release of the 2015 Royalty Purchase Agreement, the Termination of the 2015 Deposit Agreement, the Termination and Mutual Release of Hurricane LLCA, the Amendment No. 1 to Contribution Agreement and the Amendment No. 1 to Hurricane LLCA.

“UCC” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Valid Claim” shall mean “Valid Claim” as such term is defined in the License Agreement.

ARTICLE II
CONTRIBUTION, PURCHASE AND SALE OF THE PURCHASED INTEREST

Section 2.01    Contribution, Purchase and Sale.

(a)        Subject to the terms and conditions of this Agreement, on the Closing Date, the Original Purchaser shall sell, contribute, assign, transfer, convey and grant to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Original Purchaser, all of the Original Purchaser’s right, title and interest in and to the Capped Interest, free and clear of any and all Liens, other than Permitted Liens.  Subject to the terms and conditions of this Agreement, effective immediately upon the Closing, the security interests granted to the Original Purchaser by each of the Selling Parties pursuant to Section 2.01(f) of the 2015 Royalty Purchase Agreement shall be deemed to have been automatically released and terminated, and the Original Purchaser shall file UCC termination statements with respect thereto.

(b)        Subject to the terms and conditions of this Agreement, on the Closing Date, the Seller shall sell, contribute, assign, transfer, convey and grant to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, all of the Seller’s right, title and interest in and to the Reversionary Interest, free and clear of any and all Liens, other than Permitted Liens.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(c)        The Original Purchaser, the Selling Parties and the Purchaser intend and agree that the sale, assignment and transfer of the Capped Interest and the Reversionary Interest to Purchaser under this Agreement shall be, and is, a true sale by the Original Purchaser, on the one hand, and the Seller, on the other hand, to the Purchaser that is absolute and irrevocable and that provides the Purchaser with the full benefits of ownership of the Purchased Interest.  The Original Purchaser, on the one hand, and each Selling Party, on the other hand, waives any right to contest or otherwise assert that this Agreement is other than a true sale by the Original Purchaser, on the one hand, and the Seller, on the other hand, to the Purchaser under applicable bankruptcy law, which waiver shall be enforceable to the fullest extent permitted by law against the Original Purchaser and the Selling Parties in any bankruptcy or insolvency proceeding relating to the Original Purchaser and each Selling Party, as the case may be. Each Selling Party waives any right to contest the validity of the sale, assignment and transfer of the Capped Interest to the Original Purchaser pursuant to the 2015 Royalty Purchase Agreement or to otherwise assert that the Original Purchaser did not acquire good and valid title to the Capped Interest free and clear of all Liens other than Permitted Liens (as defined in the 2015 Royalty Purchase Agreement) as of the Original 2015 Closing Date, which waiver shall be enforceable to the fullest extent permitted by law against the Selling Parties in any bankruptcy or insolvency proceeding relating to each Selling Party.

(d)        The Original Purchaser and each of the Selling Parties hereby consents to the Purchaser recording and filing, at the Purchaser’s sole cost and expense, financing statements (and continuation statements with respect to such financing statements when applicable) meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary or appropriate to (i) evidence or perfect the sale, assignment, transfer, conveyance and grant by the Original Purchaser and the Seller to the Purchaser, and the purchase, acquisition and acceptance by the Purchaser from the Original Purchaser and Seller, of the Capped Interest and the Reversionary Interest, respectively, and (ii) perfect the security interest in the Capped Interest and Reversionary Interest granted by the Original Purchaser and the Selling Parties, respectively, to the Purchaser pursuant to Section 2.01(e).

(e)        Notwithstanding that the Original Purchaser, the Selling Parties and the Purchaser expressly intend for the sale, contribution, assignment, transfer, conveyance and granting of the Capped Interest and Reversionary Interest to Purchaser to be a true, complete, absolute and irrevocable sale and assignment, in the event that any transfer contemplated by this Agreement is held not to be a sale, each of the Original Purchaser and the Selling Parties hereby assigns, conveys, grants and pledges to the Purchaser, as security for its obligations created hereunder, a security interest in and to all of the Original Purchaser’s and such Selling Party’s right, title and interest in, to and under the Capped Interest and Reversionary Interest, respectively, whether now owned or hereafter acquired, and any proceeds (as such term is defined in the UCC) thereof and, solely in such event, this Agreement shall constitute a security agreement.

Section 2.02             Transfers and Payments in Respect of the Purchased Interest.

The Purchaser shall be entitled to receive the following transfers and payments in respect of the Capped Interest and Reversionary Interest:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(a)        Cash in respect of the Product Payment Amount to be paid to Purchaser shall be paid to the Joint Concentration Account, which Product Payment Amount shall be transferred from the Joint Concentration Account into the Purchaser Concentration Account within two (2) Business Days following the Purchaser’s receipt of the Quarterly Report applicable to the amounts deposited into the Joint Concentration Account pursuant to and in accordance with the Deposit Agreement and subject to Section 6.05.  In the event Seller, ImmunoGen, or the Original Purchaser receives any Royalties directly from Genentech following the date of this Agreement, Seller, ImmunoGen, or the Original Purchaser, as the case may be, shall hold such amounts in trust for the benefit of the Purchaser and, within five (5) Business Days after receipt thereof, deposit such amounts into the Joint Concentration Account by wire transfer of immediately available funds and notify the Purchaser of such deposit and provide reasonable details regarding the Royalties so received by the Seller, ImmunoGen, or the Original Purchaser.  For purposes of clarity, the Royalties received by the Purchaser from payment to the Purchaser of the Product Payment Amount shall be attributed one hundred percent (100%) in respect of the Capped Interest until the Reversionary Interest Commencement Date and thereafter attributed fifteen percent (15%) in respect of the Capped Interest and eighty-five percent (85%) in respect of the Reversionary Interest.

(b)        For avoidance of doubt, the parties understand and agree that if Genentech fails to pay any Royalties when the Selling Parties, the Original Purchaser or the Purchaser reasonably believes they are due under the License Agreement (each such unpaid amount, a “Discrepancy”) whether because of a disagreement with Genentech as to (i) when, whether or the amount of any Royalties that are owed or (ii) the amount of any Set-off taken by Genentech, then neither the Selling Parties nor the Original Purchaser shall be obligated to pay to the Purchaser or otherwise compensate or make the Purchaser whole with respect to any such Discrepancy, but instead the Selling Parties shall use commercially reasonable efforts to recover such Discrepancy from Genentech as contemplated by Sections 6.06(c), 6.06(f) or 6.06(g), as applicable.  For purposes of clarity, this Section 2.02(b) shall not limit or otherwise impair the Purchaser’s rights to indemnification for Losses under Section 9.05.

Section 2.03    Purchase Price.

(a)        In full consideration for the sale of the Capped Interest to Purchaser, and subject to the terms and conditions set forth herein, the Purchaser shall pay to the Original Purchaser, or its designee, on the Closing Date, the sum of $[***] (the “Capped Interest Purchase Price”) by wire transfer of immediately available funds to an account designated in writing by the Original Purchaser.

(b)        In full consideration for the sale of the Reversionary Interest to Purchaser, and subject to the terms and conditions set forth herein, the Purchaser shall pay to Seller, or its designee, on the Closing Date, the sum of $66,739,769.82 (the “Reversionary Interest Purchase Price”) by wire transfer of immediately available funds to an account designated in writing by Seller.

Section 2.04    No Assumed Obligations.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Notwithstanding any provision in this Agreement or any other writing to the contrary, the Purchaser is acquiring only the Purchased Interest and is not assuming any liability or obligation of the Original Purchaser, Seller or any of its or their Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter, whether under the License Agreement, the 2015 Royalty Purchase Agreement, the 2015 Deposit Agreement, any Transaction Document or otherwise.  All such liabilities and obligations shall be retained by and remain obligations and liabilities of the Original Purchaser, Seller or its or their respective Affiliates, as applicable (the “Excluded Liabilities and Obligations”). For greater certainty, (i) all of the fees, expenses, charges, Operating Expenses and other costs that are described in 0 are Excluded Liabilities and Obligations and (ii) Excluded Liabilities and Obligations do not include any liability or obligation in respect of any taxes (including interest or penalties thereon) of any kind whatsoever imposed on, withheld against or related to any payments made or to be made to the Purchaser (whether by Genentech or any other Person, and including payments to the Joint Concentration Account that are transferred to the Purchaser in accordance with this Agreement or the Deposit Agreement) in respect of the Purchased Interest,  pursuant to this Agreement or the other Transaction Documents, the License Agreement or otherwise.

Section 2.05    Excluded Assets.

The Purchaser does not, by purchase of the rights granted hereunder or otherwise pursuant to any of the Transaction Documents, acquire any assets or contract rights of the Original Purchaser or the Selling Parties under the License Agreement, the Patent Rights, the 2015 Royalty Purchase Agreement, or any other assets of the Original Purchaser or the Selling Parties, other than the Purchased Interest.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES

Each of the Selling Parties, on a joint and several basis, hereby represents and warrants to the Purchaser as of the date of this Agreement the following (for purposes of clarity, the parties acknowledge and agree that none of the representations and warranties made in this Article III are made by the Original Purchaser and that the Original Purchaser shall have no liability, whether under this Agreement or otherwise, for any breach of or inaccuracy in or omission from any of such representations and warranties):

Section 3.01    Organization; Operations of Seller.

(a)        ImmunoGen is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all corporate powers and all licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted in connection with the transactions contemplated by the Transaction Documents (except where the failure to have such licenses, authorizations, consents or approvals could not reasonably be expected to result in a Material Adverse Effect).  ImmunoGen is duly qualified to do business as a foreign corporation and is in good standing in each case in every jurisdiction in which the failure to do so could reasonably be expected to result in a Material Adverse Effect.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b)        The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all powers and all licenses, authorizations, consents and approvals required to conduct its business as now conducted and as proposed to be conducted in connection with the transactions contemplated by the Transaction Documents (except where the failure to have such licenses, authorizations, consents or approvals could not reasonably be expected to result in a Material Adverse Effect). The Seller is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure to do so could reasonably be expected to result in a Material Adverse Effect.

(c)        The Seller was formed on March 24, 2015, solely for the purpose of owning the Contributed Assets and the transfer of the Capped Interest to the Original Purchaser pursuant to the 2015 Royalty Purchase Agreement. All of the equity interests in Seller are and have at all times been owned by ImmunoGen. On March 24, 2015, ImmunoGen contributed, assigned, transferred, conveyed and granted to the Seller, and the Seller, pursuant to the terms of the Contribution Agreement, acquired and accepted from ImmunoGen, all of ImmunoGen’s right, title and interest in and to the Contributed Assets, free and clear of any and all Liens (the “Contribution”), and as contemplated by the Contribution, Seller sold the Capped  Interest to the Original Purchaser pursuant to the 2015 Royalty Purchase Agreement.  Other than in connection with the 2015 Royalty Purchase Agreement, which will be terminated by the parties thereto concurrently with the Closing, the Seller has not been, is not, and will not be engaged, in any business unrelated to effecting the transactions contemplated by the Transaction Documents.  The sole assets of the Seller that it has owned or will own consist exclusively of the Contributed Assets (subject to the terms of the 2015 Royalty Purchase Agreement and related transaction documents) and any rights arising under the Transaction Documents.  Since the date of the Seller’s formation, the Seller has not incurred any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person (in each case, other than entering into the 2015 Royalty Purchase Agreement and related transaction documents), except as required to execute and deliver the Transaction Documents and to consummate the transactions contemplated thereby.  Other than in connection with the 2015 Royalty Purchase Agreement and the related transaction documents, the Seller has no obligations or liabilities, except those incurred in connection with, and pursuant to the Transaction Documents and the transactions contemplated thereby. Seller has not and does not intend to make an election to be treated as other than a disregarded entity for U.S. federal income tax purposes.

(d)        The Selling Parties have provided to the Purchaser an accurate and complete copy of the Contribution Agreement and the Seller Organizational Documents. Each of the Contribution Agreement and the Seller Organizational Documents is in full force and effect, and immediately following the Closing, each of the Contribution Agreement and the Seller Organizational Documents will continue immediately after the Closing in full force and effect, without modification, and each is, and immediately after the Closing, shall remain, the legal, valid and binding obligation of the parties thereto, enforceable against each of them in accordance with its respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(e)        There are no fees, expenses or charges that have accrued or are owing to the existing depositary bank pursuant to the terms of the 2015 Deposit Agreement in respect of any period of time prior to the Royalties Commencement Date that will be paid to such depositary bank from the Joint Concentration Account prior to the transfer of any amounts from the Joint Concentration Account to either the Purchaser Concentration Account or the Seller Concentration Account.  There are no Operating Expenses or costs and expenses incurred by the Selling Parties prior to the Closing that are reimbursable to the Selling Parties pursuant to the terms of the 2015 Royalty Purchase Agreement that will be paid to the Seller Concentration Account from the Joint Concentration Account prior to the transfer of any other amounts from the Joint Concentration Account to either the Purchaser Concentration Account or the Seller Concentration Account. For purposes of clarity, all of the fees, expenses, charges, Operating Expenses and other costs that are described in this 0 are Excluded Liabilities and Obligations.

Section 3.02    Corporate Authorization.

Each Selling Party has all necessary corporate or limited liability company, as applicable, power and authority to enter into, execute and deliver the Transaction Documents and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder.  The Transaction Documents have been duly authorized, executed and delivered by each Selling Party and each Transaction Document to which a Selling Party is party constitutes the valid and binding obligation of such Selling Party, enforceable against such Selling Party in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

Section 3.03    Governmental Authorization.

The execution and delivery by each Selling Party of the Transaction Documents, and the performance by each Selling Party of its obligations hereunder and thereunder, does not require any notice to, action or consent by, or in respect of, or filing with, any Governmental Authority.

Section 3.04    Ownership.

(a)        The Seller is the exclusive owner of the entire right, title (legal and equitable) and interest in, to and under the Reversionary Interest and has good and valid title thereto, free and clear of all Liens (other than Permitted Liens), and prior to the Contribution, ImmunoGen was the exclusive owner of the entire right, title (legal and equitable) and interest in, to and under the Contributed Assets and had good and valid title thereto, free and clear of all Liens (other than Permitted Liens).  As of the Original 2015 Closing Date, the Capped Interest that was sold, assigned, transferred, conveyed and granted to the Original Purchaser on the Original 2015 Closing Date had not previously been pledged, sold, contributed, assigned, transferred, conveyed or granted by either Selling Party to any other Person (other than the Contribution) prior to the Original 2015 Closing Date.  The Reversionary Interest sold, assigned, transferred, conveyed and granted to the Purchaser on the Closing Date shall not have been pledged, sold, contributed, assigned, transferred, conveyed or granted by either Selling Party to any other Person (other than the Contribution). At the time of the Contribution, ImmunoGen had full right to contribute,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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assign, transfer, convey and grant the Contributed Assets to the Seller, and immediately following the Contribution, the Seller had full right to sell, contribute, assign, transfer, convey and grant the Capped Interest to the Original Purchaser. Upon the sale, assignment, transfer, conveyance and granting by the Seller of the Reversionary Interest to the Purchaser, the Purchaser shall acquire good and valid title to the Reversionary Interest free and clear of all Liens, other than Permitted Liens, and immediately after the Closing shall be the exclusive owner of the Reversionary Interest.  As of the Original 2015 Closing Date, upon the sale, assignment, transfer, conveyance and granting by the Seller of the Capped Interest to the Original Purchaser pursuant to the 2015 Royalty Purchase Agreement, the Original Purchaser acquired good and valid title to the Capped Interest free and clear of all Liens, other than Permitted Liens (as defined in the 2015 Royalty Purchase Agreement), and immediately after the Original 2015 Closing Date was the exclusive owner of the Capped Interest.

(b)        ImmunoGen is the exclusive owner of all of the Patent Rights free and clear of all Liens, other than Liens involving licenses to any of the Patent Rights for products other than the Product and non-exclusive licenses granted in the ordinary course of business that would not result in a Material Adverse Effect and except as provided in the License Agreement.

(c)        The Selling Parties have provided or caused to be provided to the Purchaser an accurate and complete copy of the 2015 Royalty Purchase Agreement. The 2015 Royalty Purchase Agreement is in full force and effect as of the Closing, provided that, concurrently with the Closing, the 2015 Royalty Purchase Agreement will be terminated pursuant to and to the extent provided in the Termination and Release of 2015 Royalty Purchase Agreement. As of the Closing, and giving effect to the Termination and Release of 2015 Royalty Purchase Agreement, (i) there is no breach or default, or event upon which notice or the passage of time, or both, reasonably would be expected to give rise to any breach or default, in the performance of the 2015 Royalty Purchase Agreement by ImmunoGen or the Seller, and (ii) to the Knowledge of the Selling Parties, there is no breach or default, or event which upon notice or the passage of time, or both, reasonably would be expected to give rise to any breach or default, in the performance of the 2015 Royalty Purchase Agreement by the Original Purchaser, in the case of each of clause (i) and clause (ii) that could reasonably be expected to result in a Material Adverse Effect. Neither the Selling Parties nor the Original Purchaser has made any claim for indemnification pursuant to the 2015 Royalty Purchase Agreement.

Section 3.05    Solvency.

Assuming consummation of the transactions contemplated by the Transaction Documents (i) the present fair saleable value of each Selling Party’s assets is greater than the amount required to pay its debts as they become due, (ii) each Selling Party does not have unreasonably small capital with which to engage in its business, and (iii) each Selling Party has not incurred, nor does it have present plans or intentions to incur, debts or liabilities beyond its ability to pay such debts or liabilities as they become absolute and matured.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Section 3.06    Litigation.

Except as disclosed on Schedule 3.06 of the Selling Parties’ Disclosure Schedules, there is no (i) action, suit, arbitration proceeding, claim, investigation or other proceeding pending or, to the Knowledge of the Selling Parties, threatened, against the Selling Parties or (ii) any governmental inquiry pending or, to the Knowledge of the Selling Parties, threatened against the Selling Parties, in each case with respect to clauses (i) and (ii) above, which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect.

Section 3.07    Compliance with Laws.

The Selling Parties (i) are not in violation of, and have not violated, and (ii) to the Knowledge of the Selling Parties, are not under investigation with respect to, and have not been threatened to be charged with or been given notice of any violation of, any law, rule, ordinance or regulation of, or any judgment, order, writ decree, permit or license granted, issued or entered by, any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect.

Section 3.08    Conflicts.

(a)        Neither the execution and delivery of this Agreement by the Selling Parties or any other Transaction Document by the Selling Parties nor the performance or consummation by the Selling Parties of the transactions contemplated hereby and thereby (but in each case only as they relate to the Reversionary Interest) will:  (i) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any respect any provisions of, that in each case or in the aggregate could reasonably be expected to result in a Material Adverse Effect, (A) any law, rule, ordinance or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, in each case to which the Selling Parties or any of their respective Subsidiaries or any of their respective assets or properties are subject or bound, or (B) any contract, agreement, commitment or instrument to which the Selling Parties or any of their respective Subsidiaries is a party or by which the Selling Parties or any of their respective Subsidiaries or any of their respective assets or properties is bound or committed, other than those contracts, agreements, commitments or instruments described in clause (a)(ii) hereof; (ii) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any respect any provisions of, any contract, agreement, commitment or instrument to which Genentech and either of the Selling Parties or any of their respective Subsidiaries is a party or by which Genentech and either of the Selling Parties or any of their respective Subsidiaries or any of their respective assets or properties is bound or committed, including without limitation the License Agreement; (iii) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, any provisions of the certificate of incorporation or by-laws (or other organizational or constitutional documents) of the Selling Parties or any of their respective Subsidiaries; (iv)  require any notification to, filing with, or consent (other than the Genentech Consent) of, any Person or Governmental Authority; (v) give rise to any right of termination, suspension, cancellation or acceleration of any right or obligation of the Selling Parties or any of their respective

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Subsidiaries or any other Person; or (vi) result in the creation or imposition of any Lien on the Reversionary Interest (other than Permitted Liens).

(b)        Except for the security interests granted by the Selling Parties to the Original Purchaser pursuant to Section 2.01(f) of the 2015 Royalty Purchase Agreement (which will be released upon the Closing pursuant to Section 2.01(a)), the Selling Parties have not granted, nor does there exist, any Lien on the License Agreement, the Contributed Assets or the Purchased Interest (other than Permitted Liens).

Section 3.09    Broker’s Fees.

The Selling Parties have not taken any action that would entitle any Person to any commission or broker’s fee in connection with the transaction contemplated by the Transaction Documents, except for MTS Health Partners, L.P., which will be entitled to a fee payable by the Original Purchaser and the Selling Parties.

Section 3.10    Patent Rights.

(a)        Schedule 3.10(a) of the Selling Parties’ Disclosure Schedules sets forth an accurate and complete list of all Patent Rights and, for each of the patents included in the Patent Rights listed on Schedule 3.10(a) of the Selling Parties’ Disclosure Schedules, (i) the countries in which such patents are issued, (ii) the patent number, and (iii) the expected expiration date of the issued patents.    Schedule 3.10(a) of the Selling Parties’ Disclosure Schedules also sets forth, for each pending patent application included in the Patent Rights listed on Schedule 3.10(a) of the Selling Parties’ Disclosure Schedules, an accurate and complete list of (i) the countries in which such patent applications are pending, (ii) the patent application number or publication number, and (iii) the filing date of the patent application.

(b)        To the Selling Parties’ Knowledge, each of the issued patents included in the Patent Rights is valid and enforceable.

(c)        KADCYLA or the “Product” is a “Licensed Product” as defined in the License Agreement.

(d)        There are no unpaid maintenance or renewal fees payable by the Selling Parties to any third party that are currently and finally overdue for any of the Patent Rights.  No issued Patent Rights have lapsed or been abandoned, cancelled or expired except in the ordinary course.  To the Knowledge of the Selling Parties, each individual associated with the filing and prosecution of the Patent Rights, including the named inventors of the Patent Rights, has complied in all material respects with all applicable duties of candor and good faith in dealing with any Patent Office, including any duty to disclose to any Patent Office all information known to be material to the patentability of each of the Patent Rights, in those jurisdictions where such duties exist.

(e)        Except as disclosed on Schedule 3.10(e) of the Selling Parties’ Disclosure Schedules, there is no pending or, to the Knowledge of the Selling Parties, threatened opposition, interference, reexamination, injunction, claim, lawsuit, proceeding, hearing, investigation,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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complaint, arbitration, mediation, demand, International Trade Commission investigation, decree, or any other dispute, disagreement, or claim (each, a “Dispute” and collectively, the “Disputes”), challenging the legality, validity, enforceability or ownership of any of the Patent Rights.  Except as disclosed on Schedule 3.10(e) of the Selling Parties’ Disclosure Schedules, the Selling Parties have not received any notice pursuant to Section 6.5 of the License Agreement.

(f)        Except as disclosed on Schedule 3.10(f) of the Selling Parties’ Disclosure Schedules, there is no pending or, to the Knowledge of the Selling Parties, threatened action, suit, or proceeding, or any investigation or claim by any Person or Governmental Authority to which the Selling Parties or to which Genentech is a party that claims that the Patent Rights or the marketing, sale or distribution of the Product by Genentech pursuant to the License Agreement do or will infringe on any patent or other intellectual property rights of any other Person.  The Selling Parties have not received any notice pursuant to Section 6.3 of the License Agreement.  To the Knowledge of the Selling Parties, no Person is infringing, misappropriating or making any unauthorized use of any of the Patent Rights.  There is no pending, or, to the Knowledge of the Selling Parties, threatened action, suit, or proceeding, or any investigation or claim (other than claims under the License Agreement), by either of the Selling Parties against any Person in relation to the Patent Rights.

Section 3.11    Regulatory Approval, Manufacturing and Marketing.

(a)        Genentech has been responsible for the clinical development of the Product and seeking Regulatory Approval of the Product under the License Agreement and the Selling Parties have no responsibility for the development of the Product or seeking Regulatory Approval of the Product under the License Agreement.

(b)        To the Knowledge of the Selling Parties, Genentech has complied with its obligations to develop the Product and seek and obtain Regulatory Approval for the Product set forth in Section 3.1 of the License Agreement.  Neither of the Selling Parties has ever attempted to exercise any remedy against Genentech pursuant to Section 3.1(b) of the License Agreement.

(c)        Schedule 3.11(c) of the Selling Parties’ Disclosure Schedules sets forth a true and complete copy of the royalty report received from Genentech by ImmunoGen under Section 4.5 of the License Agreement relating to Net Sales of the Product through September 30, 2018.

(d)        Genentech has been, since 2000, and continues to be, responsible for the manufacturing of the Product under the License Agreement and the Selling Parties have no responsibility for manufacturing the Product under the License Agreement.

(e)        Genentech has been, and continues to be, and the Selling Parties are not, responsible for the marketing, promotion, sales and distribution of the Product under the License Agreement.  To the Knowledge of the Selling Parties, Genentech has complied with its obligations related to the marketing, promotion, sales and distribution of the Product set forth in Section 3.1 of the License Agreement.

(f)        The Selling Parties have not received any Royalties on account of the Purchased Interest.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Section 3.12    Subordination.

The claims and rights of the Purchaser created by any Transaction Document in and to the Reversionary Interest are not subordinated to any creditor of the Selling Parties or any other Person based on any agreements, arrangements or understandings entered into by the Selling Parties.

Section 3.13    License Agreement.

(a)        The Selling Parties have provided to the Purchaser an accurate and complete copy of the License Agreement and the Genentech Consent.

(b)        Each of the License Agreement and the Genentech Consent is in full force and effect, and immediately following the Closing, each of the License Agreement and the Genentech Consent will continue immediately after the Closing in full force and effect, without modification, and each is, and immediately after the Closing, shall remain, the legal, valid and binding obligation of each of ImmunoGen, the Seller (to the extent applicable) and, to the Knowledge of the Selling Parties, Genentech, enforceable against ImmunoGen, the Seller (to the extent applicable) and, to the Knowledge of the Selling Parties, Genentech in accordance with its respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, the UCC, and general equitable principles.  The execution, delivery and performance of the License Agreement was and is within the corporate powers of ImmunoGen and, to the Knowledge of the Selling Parties, Genentech.  The License Agreement was duly authorized by all necessary action on the part of, and validly executed and delivered by, ImmunoGen and, to the Knowledge of the Selling Parties, Genentech.  There is no breach or default, or event which upon notice or the passage of time, or both, reasonably would be expected to give rise to any breach or default, in the performance of the License Agreement by ImmunoGen or the Seller, and, to the Knowledge of the Selling Parties, there is no breach or default, or event which upon notice or the passage of time, or both, reasonably would be expected to give rise to any breach or default, in the performance of the License Agreement by Genentech. The Selling Parties have not granted any material waiver of, or released Genentech, in whole or in part, from, any of Genentech’s material obligations under the License Agreement relating to the Royalties.

(c)        The Selling Parties have not received any written notice from Genentech indicating that Genentech has entered into any sublicense pursuant to Section 2.2 of the License Agreement (other than to an Affiliate of Genentech) and, to the Knowledge of the Selling Parties, Genentech has not entered into any such sublicense.

(d)        The Selling Parties have not received any notice from Genentech of any alleged breach or default by either of the Selling Parties of the License Agreement or of Genentech’s intention to terminate the License Agreement in whole or in part.  To the Knowledge of the Selling Parties, ImmunoGen has not received any information from Genentech regarding the KAITLIN clinical trial that would reasonably be expected to result in a Material Adverse Effect, whether under the Licensing Agreement or otherwise, other than information in the public domain and information included in the annual reports delivered by Genentech to ImmunoGen

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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CONFIDENTIAL TREATMENT REQUESTED

pursuant to Section 3.2(a) of the License Agreement prior to the Closing and made available to the Purchaser.

(e)        Except as provided in the License Agreement, the 2015 Royalty Purchase Agreement (which will be terminated  concurrently with the Closing) and the 2015 Deposit Agreement (which will be terminated concurrently with the Closing), neither Selling Party is a party to any agreement providing for or permitting a sharing of, reduction in, deduction or withholding against, crediting against, or set-off against, and no Person is otherwise entitled to effect a sharing of, reduction in, deduction or withholding against, crediting against, or set-off against, the Reversionary Interest.

Section 3.14    Set-off.

(a)        Except as provided in the License Agreement, Genentech has no right of set-off, rescission, counterclaim, reduction, deduction, crediting against or defense (each a “Set-off”) against the Royalties or any other amounts payable with respect thereto under the License Agreement.  Except as set forth on Schedule 3.14 of the Selling Parties’ Disclosure Schedules and except as discussed amongst the parties as set forth in a communication from the Selling Parties’ counsel to Original Purchaser’s counsel and Purchaser’s counsel dated January 2, 2019, identified by the caption “Section 6.06(a) and (g) Disclosures,” (i) to the Knowledge of the Selling Parties, Genentech has not exercised, whether under the License Agreement or otherwise, and Genentech has not had the right to exercise, any such Set-off against any royalties payable by Genentech under Section 4.2 of the License Agreement with respect to Net Sales of the Product or any other amounts payable with respect thereto under the License Agreement, and (ii)  to the Knowledge of the Selling Parties, all payments required to be paid by Genentech pursuant to the License Agreement in respect of royalties payable by Genentech under Section 4.2 of the License Agreement with respect to Net Sales of the Product for any period ending on or prior to the date of this Agreement have been paid in full as and when due free and clear and without any deduction or set-off for or on account of any taxes (including withholding taxes) of any nature imposed by any Governmental Authority.

(b)        Other than the License Agreement, the 2015 Royalty Purchase Agreement (which will be terminated concurrently with the Closing) and the 2015 Deposit Agreement (which will be terminated concurrently with the Closing), neither of the Selling Parties is a party to any agreement providing for or permitting a sharing of, withholding against, or Set-off against the Reversionary Interest, and no Person is otherwise entitled to effect a sharing of, withholding against, or Set-off against, the Reversionary Interest, based on any arrangements or understandings entered into by either of the Selling Parties.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE ORIGINAL PURCHASER

The Original Purchaser hereby represents and warrants to the Purchaser as of the date of this Agreement the following (for purposes of clarity, the parties acknowledge and agree that none of the representations and warranties made in this Article IV are made by the Selling Parties and that the Selling Parties shall have no liability, whether under this Agreement or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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CONFIDENTIAL TREATMENT REQUESTED

otherwise, for any breach of or inaccuracy in or omission from any of such representations and warranties):

Section 4.01    [***]

[***].

Section 4.02    [***].

[***].

Section 4.03    [***].

[***].

Section 4.04    [***].

(a)        [***].

(b)        [***].

(c)        [***]

(d)        [***].

(e)        [***].

Section 4.05    [***].

[***].

Section 4.06    [***].

[***].

Section 4.07    [***].

[***].

Section 4.08    [***].

(a)        [***].

(b)        [***].

(c)        [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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CONFIDENTIAL TREATMENT REQUESTED

Section 4.09    [***]

[***].

Section 4.10    [***].

[***].

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Selling Parties as of the date of this Agreement the following:

Section 5.01    Organization.

The Purchaser is a corporation duly incorporated and in good standing under the laws of the Province of Ontario, and the Purchaser has all powers and all licenses, authorizations, consents and approvals required to carry on its business as now conducted.

Section 5.02    Authorization.

The Purchaser has all necessary power and authority to enter into, execute and deliver the Transaction Documents to which it is a party and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder.  The Transaction Documents to which the Purchaser is a party have been duly authorized, executed and delivered by the Purchaser and each Transaction Document to which the Purchaser is a party constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

Section 5.03    Broker’s Fees.

The Purchaser has not taken any action that would entitle any Person to any commission or broker’s fee in connection with the transactions contemplated by the Transaction Documents.

Section 5.04    Conflicts.

Neither the execution and delivery of this Agreement or any other Transaction Document to which the Purchaser is a party nor the performance or consummation of the transactions contemplated hereby or thereby will:  (i) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respects any provisions of (A) any law, rule or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which the Purchaser or any of its assets or properties may be subject or bound; or (B) any contract, agreement, commitment or instrument to which the Purchaser is a party or by which the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Purchaser or any of its assets or properties is bound or committed; (ii) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, any provisions of any organizational or constitutional documents of the Purchaser; or (iii) require any notification to, filing with, or consent of, any Person or Governmental Authority.

Section 5.05    Tax Status.

The Purchaser is exempt from United States federal withholding tax on all payments with respect to the Purchased Interest. The Purchaser is acting as a principal, and not as an agent for any other Person, in connection with the execution, delivery and performance by the Purchaser of the Transaction Documents and the consummation of the transactions contemplated thereby.

ARTICLE VI
COVENANTS

The parties covenant and agree (severally, and not jointly) as follows:

Section 6.01    Books and Records.

(a)        As promptly as practicable after receipt by a Selling Party of notice of any action, claim, investigation or proceeding (commenced or threatened) relating to the transactions contemplated by any Transaction Document or the License Agreement, the Selling Parties shall inform the Purchaser of the receipt of such notice and the substance of such action, claim, investigation or proceeding and, if in writing, shall furnish the Purchaser with a copy of such notice and any related materials with respect to such action, claim, investigation or proceeding (subject to any Selling Party confidentiality obligations with Persons other than Genentech to the extent any such notice, related materials and description of the substance of the applicable action, claim, investigation or proceeding does not reasonably relate to the Royalties and is subject to such confidentiality obligations).

(b)        The Selling Parties shall keep and maintain, or cause to be kept and maintained, full and accurate books of accounts and records adequate to reflect accurately all Royalties paid and/or payable with respect to the License Agreement and all deposits made into the applicable Deposit Accounts.

(c)        As promptly as practicable after receipt by the Selling Parties of any material written notice, certificate, offer, proposal, correspondence, report or other written communication relating directly to the License Agreement, the Royalties or the Product, the Selling Parties shall inform the Purchaser of such receipt and the substance contained therein and, if in writing, shall furnish the Purchaser with a copy of such notice, certificate, offer, proposal, correspondence, report or other written communication (subject to any Selling Party confidentiality obligations with Persons other than Genentech to the extent any such notice, certificate, offer, proposal, correspondence, report or other written communication does not reasonably relate to the Royalties and is subject to such confidentiality obligations).  Notwithstanding anything herein to the contrary, in the event Genentech provides the Selling Parties with any written communication or announcement concerning the License Agreement,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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CONFIDENTIAL TREATMENT REQUESTED

the Royalties or the Product and informs the Selling Parties that such written communication or announcement is intended for subsequent public announcement by Genentech, the Selling Parties shall not be required to provide the Purchaser with such written communication or announcement until the earlier of (i) one (1) Business Day following Genentech’s public announcement of such written communication or announcement or (ii) five (5) Business Days following receipt of such written communication or announcement from Genentech.

Section 6.02    Confidentiality; Public Announcement.

(a)        Except as expressly authorized in this Agreement or the other Transaction Documents or except with the prior written consent of Seller, the Purchaser hereby agrees that (i) it will use the Confidential Information solely for the purpose of the transactions contemplated by this Agreement and the other Transaction Documents and as necessary in exercising its rights and remedies and performing its obligations hereunder and thereunder; (ii) it will keep confidential the Confidential Information; (iii) it will not furnish or disclose (by publication or otherwise) to any Person any Confidential Information; (iv) so long as, with respect to each item, such item is Confidential Information, and except with respect to internal communications or private communications with the Purchaser’s Representatives (as defined below), it will not make use of the trademark, logo, service mark, trade dress or other mark or symbol identifying or associated with the Product, any manufacturer, distributor or supplier of the Product, or the Original Purchaser or the Selling Parties and (v) it shall take the same commercially reasonable steps to protect the Confidential Information as its takes to protect its own proprietary and confidential information.  Notwithstanding anything to the contrary set forth in this Agreement, the parties acknowledge and agree that Purchaser’s obligations of confidentiality and non-use shall not apply to the extent it can be established by competent written records that any such information (A) is, at the time of disclosure, or thereafter becomes, a part of the public domain or publicly known or available, other than through any act or omission of the Purchaser in breach of its obligations under this Section 6.02, (B) was known to the Purchaser at the time of disclosure to the Purchaser by the Selling Parties or Genentech, (C) is, at the time of disclosure, or thereafter becomes, known to the Purchaser from a source that had a lawful right to disclose such information to others or (D) was independently developed by the Purchaser without use or reference to any Confidential Information.

(b)        Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document, the Purchaser may, without the consent of Seller, (i) furnish or disclose Confidential Information of ImmunoGen or the Seller and Genentech Confidential Information to its or any of its Affiliates’ actual and potential partners, directors, employees, managers, officers, investors, co-investors, financing parties, bankers, lenders, advisors, trustees and representatives (“Representatives”) on a need-to-know basis provided that such Persons shall be informed of the confidential nature of such information and such Persons shall (Y) with respect to such Confidential Information of ImmunoGen or the Seller, be under confidentiality obligations with respect to such information on terms substantially similar to this Section 6.02 for a period of at least three (3) years and (Z) with respect to such Genentech Confidential Information, have agreed in writing to be bound by confidentiality provisions at least as protective as this Section 6.02 and Section 5 of the License Agreement for a period of ten (10) years after receipt of any such Genentech Confidential Information hereunder, (ii) furnish or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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CONFIDENTIAL TREATMENT REQUESTED

disclose Confidential Information of ImmunoGen or the Seller to any potential or actual purchaser, transferee or assignee of all or any portion of the Purchased Interest to whom the Purchaser is entitled to sell, transfer or assign the Purchased Interest (or portion thereof) under Section 9.04(e) of this Agreement provided that such potential or actual purchaser, transferee or assignee shall be informed of the confidential nature of such information and such potential or actual purchaser, transferee or assignee shall be under confidentiality obligations with respect to such information on terms substantially similar to this Section 6.02 for a period of at least three (3) years and (iii) include disclosure of the aggregate amount of the Capped Interest Purchase Price plus the Reversionary Interest Purchase Price and the aggregate amount of the Royalties in the footnotes to the Purchaser’s or any of its Affiliates’ financial statements, to the extent so required by the Purchaser’s independent accountants, or include comparable disclosure in the Purchaser’s or any of its Affiliates’ unaudited quarterly financial statements provided that the recipients of such financial statements shall be under confidentiality obligations with respect to such information.  Each party hereby acknowledges that the United States federal and state securities laws prohibit any Person that has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

(c)        In the event that the Purchaser, its Affiliates or their respective Representatives are required by applicable law or legal or judicial process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to furnish or disclose any portion of the Confidential Information, the Purchaser shall, to the extent legally permitted, provide the Selling Parties (and in the case of Genentech Confidential Information, Genentech), as promptly as practicable, with written notice of the existence of, and terms and circumstances relating to, such requirement, so that the Selling Parties (and in the case of Genentech Confidential Information, Genentech) may seek a protective order or other appropriate remedy (and, if a Selling Party (and in the case of Genentech Confidential Information, Genentech) seeks such an order, the Purchaser, such Affiliates or such Representatives, as the case may be, shall provide, at the Selling Party’s expense, such cooperation as such Selling Party and Genentech shall reasonably require).  Subject to the foregoing, the Purchaser, such Affiliates or such Representatives, as the case may be, may disclose that portion (and only that portion) of the Confidential Information that is legally required to be disclosed; provided, however, that the Purchaser, such Affiliates or such Representatives, as the case may be, shall exercise reasonable efforts (at the Selling Party’s expense) to obtain reliable assurance that confidential treatment will be accorded any such Confidential Information disclosed.

(d)        Notwithstanding anything to the contrary contained in this Agreement or any of the other Transaction Documents, the Purchaser may disclose the Confidential Information, including this Agreement, the other Transaction Documents and the terms and conditions hereof and thereof, to the extent necessary in connection with the enforcement of its rights and remedies hereunder or thereunder or as required to perfect the Purchaser’s rights hereunder or thereunder; provided that, the Purchaser shall only disclose that portion of the Confidential Information that its counsel advises that it is legally required to disclose and is necessary to disclose to enforce or perfect its rights and remedies hereunder and thereunder, and will exercise commercially

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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CONFIDENTIAL TREATMENT REQUESTED

reasonable efforts to ensure that confidential treatment will be accorded to that portion of the Confidential Information that is being disclosed, including requesting confidential treatment of information in the Transaction Documents (for purposes of clarity, the Purchaser shall not be required to seek confidential treatment with respect to any financing statements permitted under Section 2.01(d), but the forms of such initial financing statements will be provided to the Original Purchaser and the Selling Parties for their joint approval prior to filing, which shall not be unreasonably withheld).  In any such event, Purchaser will not oppose action by the Selling Parties (and in the case of Genentech Confidential Information, Genentech) to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information so disclosed.

(e)        Subject to Section 6.02(b), the Purchaser shall not, and shall cause its Affiliates not to, without the prior written consent of the Original Purchaser and the Selling Parties, issue any press release or make any other public disclosure with respect to the transactions contemplated by this Agreement or any other Transaction Document while such information remains Confidential Information, except if and to the extent that any such release or disclosure is required by applicable law or by any Governmental Authority of competent jurisdiction, in which case, Purchaser or its Affiliates, as the case may be, shall use commercially reasonable efforts to consult in good faith with the Original Purchaser and the Selling Parties regarding the form and content thereof before issuing such press release or making such public announcement.  The Original Purchaser and the Selling Parties shall not, and shall cause their Affiliates and Representatives not to, reference the name of the Purchaser, its Affiliates or any of their respective Representatives in any press release or any other public disclosure with respect to the transactions contemplated by this Agreement or any other Transaction Document while such information remains Confidential Information, except that the name of the Purchaser may be shown to the extent that a copy of this Agreement is filed by ImmunoGen with the Securities and Exchange Commission as part of any of ImmunoGen’s periodic filings under the Securities and Exchange Act of 1934, as amended, and also in the exhibit index included in that periodic filing that includes the copy of this Agreement.

(f)        The confidentiality provisions set forth in this Section 6.02 govern with respect to all Confidential Information furnished to Purchaser from and after the Closing.  The Confidentiality Agreement shall govern with respect to all Confidential Information furnished to Purchaser prior to the Closing.

Section 6.03    Quarterly Reports.

The Selling Parties shall, within three (3) Business Days following the receipt by the Selling Parties of the reports required under Section 4.5(a) of the License Agreement, deliver to the Purchaser a Quarterly Report for such quarter.

Section 6.04    Commercially Reasonable Efforts; Further Assurance.

(a)        Subject to the terms and conditions of this Agreement, each party hereto will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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CONFIDENTIAL TREATMENT REQUESTED

transactions contemplated by any Transaction Document to which it is a party.  The Purchaser, the Original Purchaser, and the Selling Parties agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary in order to consummate or implement expeditiously the transactions contemplated by any Transaction Document to which such respective party is a party and to vest in the Purchaser good, valid and marketable rights and interests in and to the Capped Interest and the Reversionary Interest free and clear of all Liens, other than Permitted Liens.  Notwithstanding the foregoing, (i) the Selling Parties shall not be obligated to seek an amendment to the License Agreement, and (ii) the License Agreement shall be subject to Section 6.06 in lieu of this Section 6.04.

(b)         The Selling Parties and the Purchaser shall cooperate and provide assistance as reasonably requested by the other parties and at the other party’s expense in connection with any litigation, arbitration or other proceeding (whether threatened, existing, initiated, or contemplated prior to, on or after the date hereof) to which any other party hereto or any of its officers, directors, shareholders, members, partners, managers, agents or employees is or may become a party or is or may become otherwise directly or indirectly affected or as to which any such persons have a direct or indirect interest, in each case relating to any Transaction Document, the Capped Interest, the Reversionary Interest, or the transactions described herein or therein, but in all cases excluding any litigation brought by the Original Purchaser and/or the Selling Parties against the Purchaser or brought by the Purchaser against the Original Purchaser and/or the Selling Parties.

Section 6.05    Remittance to Joint Concentration Account.

(a)        As required by Section 7.02(d) hereof, the Selling Parties and the Purchaser shall enter into a Deposit Agreement, substantially in the form of Exhibit B attached hereto, which will provide for, among other things, the establishment and maintenance of the Joint Concentration Account, the Purchaser Concentration Account and the Seller Concentration Account in accordance with the terms herein and therein.  The Purchaser Concentration Account shall be held solely for the benefit of the Purchaser, but shall be subject to the terms and conditions of the Transaction Documents.  Funds deposited into the Joint Concentration Account shall be treated as provided in the Deposit Agreement.  The Purchaser shall have immediate and full access to and control of any funds held in the Purchaser Concentration Account and such funds shall not be subject to any conditions or restrictions whatsoever other than those of the Depositary Bank.  After the amounts payable to the Purchaser under Section 2.02 are transferred to the Purchaser Concentration Account, as provided in the Deposit Agreement, the amounts remaining in the Joint Concentration Account shall then be transferred to the Seller Concentration Account.  Seller shall have immediate and full access to and control of any funds held in the Seller Concentration Account and such funds shall not be subject to any conditions or restrictions whatsoever other than those of the Depositary Bank.

(b)        All fees, expenses and charges owing to the Depositary Bank pursuant to the terms of the Deposit Agreement in respect of the period from and after the Closing Date shall be paid to

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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CONFIDENTIAL TREATMENT REQUESTED

the Depositary Bank from the Joint Concentration Account prior to transfer of any amounts from the Joint Concentration Account to either the Purchaser Concentration Account or the Seller Concentration Account, by debiting such fee, expense or charge from the Joint Concentration Account.  All Operating Expenses and costs and expenses incurred by the Selling Parties in respect of the period from and after the Closing Date that are reimbursable pursuant to Section 6.06(h) (for reimbursement of any costs or expenses incurred by Selling Parties in taking any of the actions described in Sections 6.06(c), 6.06(f), or 6.06(g)) of this Agreement shall be paid to the Seller Concentration Account from the Joint Concentration Account prior to transfer of any amounts from the Joint Concentration Account to either the Purchaser Concentration Account or the Seller Concentration Account by debiting such costs or expenses from the Joint Concentration Account.

(c)        At all times as Royalties are payable under the License Agreement, the Selling Parties shall instruct and use commercially reasonable efforts to cause Genentech to pay directly into the Joint Concentration Account all Royalties payable by Genentech, and within one (1) Business Day after the Closing Date, ImmunoGen shall send the letter attached hereto as Exhibit C to Genentech (the “Genentech Instruction”).  Without in any way limiting the foregoing, commencing on the Closing Date and at any time thereafter, any and all Royalties received by Original Purchaser or the Selling Parties on account of the Purchased Interest shall be held in trust for the benefit of the Purchaser and directed into the Joint Concentration Account within five (5) Business Days of Original Purchaser’s or the Selling Parties’ receipt thereof, in each case without Set-off by the Original Purchaser or the Selling Parties, and the Original Purchaser and the Selling Parties shall notify the Purchaser of such deposit and provide reasonable details regarding the Royalties so received by Original Purchaser or the Selling Parties, as the case may be.

(d)        None of the parties to the Deposit Agreement shall have any right to terminate the Depositary Bank without the prior written consent of both the Purchaser and the Seller.  Any such consent, which each of the Seller and the Purchaser may grant or withhold in its discretion, shall be subject to the satisfaction of each of the following conditions to the satisfaction of the other party (i.e. the Purchaser or Seller, as the case may be):

(1)        the successor Depositary Bank shall be reasonably acceptable to the other party;

(2)        the Purchaser and Seller and the successor Depositary Bank shall have entered into an agreement substantially in the form of the Deposit Agreement attached hereto as Exhibit B;

(3)        all funds and items in the accounts subject to the Deposit Agreement to be terminated shall be transferred to the new accounts held at the successor Depositary Bank prior to the termination of the then existing Depositary Bank; and

(4)        the Purchaser shall have received written evidence that Genentech has been instructed to remit all future Royalties to the new Joint Concentration Account held at the successor Depositary Bank.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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CONFIDENTIAL TREATMENT REQUESTED

Section 6.06   License Agreement.

(a)        Except as discussed amongst the parties as set forth in a communication from the Selling Parties’ counsel to Original Purchaser’s counsel and Purchaser’s counsel dated January 2, 2019 identified by the caption “Section 6.06(a) and (g) Disclosures”, the Selling Parties shall not (i) forgive, release or compromise any Royalty owed under the License Agreement, (ii) waive, amend, cancel or terminate, or exercise or fail to exercise as provided in Sections 6.06(c) and (g) hereof, any of their material rights constituting or involving the right to receive the Royalties, or (iii) amend, modify, restate, cancel, supplement, terminate or waive any provision of the Genentech Consent, the Genentech Instruction or the License Agreement, or grant any consent under the Genentech Consent or the License Agreement, or agree to do any of the foregoing, including entering into any agreement with Genentech under the provisions of such License Agreement, unless any such action would reasonably be expected not to have a Material Adverse Effect.

(b)        ImmunoGen and the Seller (if applicable) shall timely and fully perform and comply with each of its duties and obligations under the License Agreement.

(c)        If, during the term of this Agreement, ImmunoGen or the Seller learns of any actual, alleged or threatened infringement by any Person of any of the Patent Rights insofar as they relate to the Product, ImmunoGen or the Seller, as applicable, shall promptly notify the Purchaser and provide the Purchaser with available evidence of such infringement.   ImmunoGen shall consult with the Purchaser and, if requested in writing by the Purchaser, shall proceed, in consultation with the Purchaser, to institute a suit, action or other proceeding and to use its commercially reasonable efforts to enforce the Patent Rights (but only insofar as they relate to the Product) and to exercise such rights and remedies relating to such suit, action or proceeding as shall be available to ImmunoGen under applicable laws, rules and regulations or under principles of equity, unless ImmunoGen (in consultation with Purchaser) and Genentech determine that Genentech (and not ImmunoGen) will institute a suit, action or other proceeding to enforce the Patent Rights (but only insofar as they relate to the Product) and exercise such rights and remedies relating to such suit, action or proceeding as shall be available under applicable laws, rules and regulations or under principles of equity.  If, during the term of this Agreement, ImmunoGen or the Seller learns of any claim by any Person that is subject to Section 6.5 of the License Agreement, ImmunoGen or the Seller, as applicable, shall promptly notify the Purchaser, provide the Purchaser with available information relating to such claim, and consult with the Purchaser regarding the appropriate response to such claim.  If, pursuant to Section 6.5 of the License Agreement, ImmunoGen shall have the right to defend against such claim, then ImmunoGen, if requested in writing by the Purchaser, shall proceed, in consultation with the Purchaser, to defend such claim and to exercise such rights and remedies relating to such claim as shall be available to ImmunoGen under applicable laws, rules and regulations or under principles of equity, unless ImmunoGen (in consultation with Purchaser) and Genentech determine that Genentech (and not ImmunoGen) will defend (or take appropriate action to defend) such claim and exercise such rights and remedies relating to such suit, action or proceeding or other defense as shall be available under applicable laws, rules and regulations or under principles of equity.  In connection with any such suit, action, other proceeding or defense,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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ImmunoGen shall employ such counsel as ImmunoGen may recommend (as long as reasonably acceptable to Purchaser).

(d)        ImmunoGen shall prosecute and maintain in full force and effect all patents and pending patent applications included in the Patent Rights, except where the failure to do so would not reasonably be likely to result in a Material Adverse Effect.

(e)        The Selling Parties shall as promptly as practicable provide to the Purchaser copies of any material reports or other information prepared by Genentech that either Selling Party has received pursuant to the License Agreement or hereunder that is reasonably related to the Purchased Interest and that has not been previously provided to the Purchaser by the Selling Parties or any other Person (subject to the confidentiality obligations under Section 5 of the License Agreement, giving effect to the Genentech Consent).

(f)        As promptly as practicable after receiving written or oral notice from Genentech, (A) terminating the License Agreement, or (B) alleging any material breach of or default under the License Agreement by ImmunoGen or the Seller (if applicable), the Selling Parties shall (x) give a written notice to the Purchaser describing in reasonable detail the relevant breach or default, including a copy of any written notice received from Genentech, subject to the confidentiality obligations under Section 5 of the License Agreement, giving effect to the Genentech Consent, and, in the case of any breach or default or alleged breach or default by ImmunoGen or the Seller (if applicable), ImmunoGen or the Seller (if applicable) shall consult with the Purchaser as to any action ImmunoGen or the Seller (if applicable) proposes to take to dispute or correct such alleged breach or default and (y) take commercially reasonable efforts (including at the direction of the Purchaser) to either (i) dispute such breach or default, (ii) cure as promptly as practicable such breach or default, or (iii) otherwise resolve such dispute.  In connection with any such dispute, ImmunoGen or the Seller (if applicable) shall employ such counsel as the Purchaser may recommend (as long as such counsel is reasonably acceptable to ImmunoGen or the Seller (if applicable)).

(g)        Except as discussed amongst the parties as set forth in a communication from the Selling Parties’ counsel to Original Purchaser’s counsel and Purchaser’s counsel dated January 2, 2019, identified by the caption “Section 6.06(a) and (g) Disclosures”, as promptly as practicable after becoming aware of any threatened or actual breach of or default under the License Agreement by Genentech that could reasonably be expected to result in a Material Adverse Effect, ImmunoGen or the Seller, as applicable, (i) shall consult with the Purchaser as to ImmunoGen’s or the Seller’s response to such threatened or actual breach or default, including giving a written notice to the Purchaser describing in reasonable detail the relevant breach or default and any action ImmunoGen or Seller proposes to take as a possible response, together with a copy of any written notice that Seller proposes to send to Genentech, and (ii) use commercially reasonable efforts (including at the direction of the Purchaser) to enforce its rights and remedies thereunder.  In connection with any such response and enforcement of rights and remedies under the License Agreement, ImmunoGen or the Seller (if applicable) shall employ such counsel as the Purchaser may recommend (as long as such counsel is reasonably acceptable to ImmunoGen or the Seller (if applicable)).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(h)        The Joint Concentration Account shall, in the first instance, be the source for reimbursement of Operating Expenses and ImmunoGen’s and/or the Seller’s costs and expenses incurred by them in taking any of the actions described in Sections 6.06(c), 6.06(f) or 6.06(g) as provided for in Section 6.05(b).  In the event that amounts deposited in the Joint Concentration Account over time are insufficient, in the first instance, to reimburse ImmunoGen and/or the Seller for any such Operating Expenses and costs and expenses, then the Purchaser shall reimburse ImmunoGen and/or Seller for one hundred percent (100%) of any such remaining Operating Expenses, costs and expenses (after giving effect to reimbursement from the Joint Concentration Account).

(i)         The Seller shall only incur Operating Expenses of a nature consistent with past practice or as required by applicable law, unless otherwise consented to in writing by the Purchaser, and the Seller shall use commercially reasonable efforts to minimize such Operating Expenses.

Section 6.07    Audits.

(a)        The Purchaser shall have the right to audit, through an independent certified public accountant selected by the Purchaser and reasonably acceptable to the Selling Parties, those accounts and records of the Selling Parties relevant to any Quarterly Reports described in clause (i)(B) of the definition of “Quarterly Report” or that include information described in clause (ii) of such definition as may be reasonably necessary to verify the accuracy of the amounts transferred from the Joint Concentration Account to the Purchaser Concentration Account based on information included in such Quarterly Reports for any or all of the three calendar years prior to the audit (provided, however, that, prior to conducting any such audit, such accounting firm shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Selling Parties).  Notwithstanding anything herein to the contrary, such audits will occur during normal business hours and no more than once per calendar year, and shall only cover periods occurring on and after the Royalties Commencement Date.  The Purchaser’s independent certified public accountant will keep confidential all information obtained during such audit and will report to the Purchaser only the actual amount transferred from the Joint Concentration Account to the Purchaser Concentration Account based on information included in the applicable Quarterly Reports and the resulting discrepancy, if any, between that amount and the amounts in respect of the Purchased Interest that should have been transferred from the Joint Concentration Account to the Purchaser Concentration Account during the calendar year(s) in question and the details of any discrepancies (the “Audit Report”).

The Purchaser shall be solely responsible for all the expenses of any audit, unless the Audit Report shows any discrepancy where funds transferred from the Joint Concentration Account to the Purchaser Concentration Account based on information included in the applicable Quarterly Reports were less by ten percent (10%) or more than such funds should have been for any of the calendar years after the Royalties Commencement Date then being reviewed.  If the Audit Report shows any such discrepancy, the Selling Parties shall be responsible for the reasonable expenses incurred by the Purchaser for the independent certified public accountant’s services.  The Selling Parties shall otherwise also be responsible for the amounts of any discrepancy shown by the Audit Report for any of the calendar years after the Royalties

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Commencement Date that are then being reviewed between the amount of funds transferred from the Joint Concentration Account to the Purchaser Concentration Account based on information included in the applicable Quarterly Reports and what those funds should have been.  Any payment owed by Selling Parties to the Purchaser as a result of the audit shall be made within 10 Business Days of the receipt of the independent certified public accountant’s report by the Purchaser.

Within 10 Business Days of the receipt of the Audit Report, Purchaser shall provide such Audit Report to the Selling Parties. The Selling Parties shall have 10 Business Days from receipt of the Audit Report to provide written notice to Purchaser that they dispute the Audit Report (a “Dispute Notice”). If the Selling Parties do not timely deliver a Dispute Notice to Purchaser or if the Selling Parties notify Purchaser that they do not object to the Audit Report, the Audit Report shall be final and binding on all parties.

If the Selling Parties timely deliver a Dispute Notice to Purchaser, the Selling Parties and Purchaser will use their respective commercially reasonable efforts to resolve any disagreements as to the discrepancies set forth in the Audit Report, but if they do not obtain a final resolution within 30 calendar days after Purchaser’s receipt of the Dispute Notice, then all amounts remaining in dispute shall be submitted to the Neutral Auditors; provided, however, to the extent agreed upon by each of the Selling Parties and Purchaser, the 30 calendar day period set forth in this sentence may be extended for up to an additional 30 calendar days. The Selling Parties and Purchaser will direct the Neutral Auditors to render a determination within 45 calendar days of its engagement and the Selling Parties and Purchaser will cooperate with the Neutral Auditors during their engagement. The Neutral Auditors will consider only those items and amounts set forth in the Dispute Notice which the Selling Parties and Purchaser are unable to resolve. Each of the Selling Parties and Purchaser shall be entitled to make a presentation to the Neutral Auditors regarding the items and amounts that they are unable to resolve. In making its determination, the Neutral Auditors shall not assign any value with respect to a disputed amount that is greater than the highest value for such amount claimed by either the Selling Parties or Purchaser or that is less than the lowest value for such amount claimed by either the Selling Parties or Purchaser. The determination of the Neutral Auditors (the “Final Report”) will be conclusive and binding upon the Selling Parties and Purchaser, absent fraud (by any party) or manifest error. The costs of the Neutral Auditors shall be borne by the party whose determination of the discrepancy (as set forth in the Audit Report, for Purchaser, or in the Dispute Notice, for the Selling Parties) was farthest from the determination of the Final Report, or equally by the Selling Parties, on the one hand, and Purchaser, on the other hand, if the determination of the Final Report is equidistant between the determinations of the parties.

(b)        To the extent ImmunoGen or Seller has the right to perform or cause to be performed inspections or audits under the License Agreement regarding payments payable and/or paid to the Selling Parties thereunder after the Royalties Commencement Date (each, a “License Party Audit”), ImmunoGen or Seller, as the case may be, shall, at the reasonable request of the Purchaser (such request not to be made more frequently than once every calendar year), use commercially reasonable efforts to cause a License Party Audit to be performed as promptly as practicable in accordance with the terms of the License Agreement.  In conducting a License Party Audit at the request of the Purchaser, subject to the terms of the License

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Agreement, ImmunoGen or Seller, as the case may be, shall engage a nationally recognized certified public accountant selected by the Purchaser (which shall not be the Purchaser’s independent registered certified public accounting firm) and reasonably acceptable to the Selling Parties.  As promptly as practicable after completion of any License Party Audit (whether or not requested by the Purchaser), ImmunoGen shall deliver to the Purchaser an audit report summarizing the results of such License Party Audit (subject to the confidentiality obligations under Section 5 of the License Agreement, giving effect to the Genentech Consent).  In the event that Purchaser requests a License Party Audit, all of the expenses of any such License Party Audit (including, without limitation, the fees and expenses of the independent public accounting firm) that would otherwise be borne by ImmunoGen or Seller, as the case may be, pursuant to the License Agreement shall instead be borne (as such expenses are incurred) by Purchaser, provided that any reimbursement by Genentech of the expenses of the License Party Audit shall belong to Purchaser.

Section 6.08    Seller Operations.

Seller shall not engage in any business or other activity not expressly contemplated by the Transaction Documents.  Except as permitted under Section 9.04, all of the equity interests in Seller shall always be owned, directly or indirectly, by ImmunoGen.  The Seller will not acquire or otherwise possess any assets or incur any liabilities, Liens (other than Permitted Liens) or other obligations (contractual or otherwise) except in connection with the performance of its obligations under the Transaction Documents or resulting out of the ownership of the Contributed Assets that are not the Purchased Interest.  The Seller will at all times remain in existence as a limited liability company separate and distinct from ImmunoGen or any other Person and will not consent to or enter into any agreement or contract with respect to reorganization, merger, recapitalization or consolidation of the Seller with or into any other Person.  The Seller will at all times maintain itself as a limited liability company in good standing under the laws of the State of Delaware, and pay all applicable taxes, fees or other expenses to and make any applicable filings with or provide any applicable notices to any applicable Governmental Authority in order to so maintain itself.  Neither the Seller nor ImmunoGen or any manager of the Seller shall amend or alter the Contribution Agreement or the Seller Organizational Documents, agree to dissolve the Seller or otherwise windup its affairs or allow or take any action for the Seller to become subject to any Bankruptcy Event.  The Seller shall not fail to correct any known misunderstanding regarding the separate identity of the Seller and shall maintain its accounts, books and records separate from any other Person (including ImmunoGen) and will not commingle any funds with any other Person (including ImmunoGen), except to the extent set forth herein with respect to amounts deposited in the Deposit Account.

Section 6.09    Offsets.

The Selling Parties shall, and shall cause each of their respective Affiliates to, include in any agreements with Genentech or any of its Affiliates that are entered into from and after the Closing an express prohibition against any Set-off by Genentech based on any overpayment to, or any amount due from, Genentech or its Affiliates under such agreement against the Royalties or any part thereof, and the Selling Parties shall not, and shall cause each of their respective Affiliates not to, amend any existing agreement with Genentech or any of its Affiliates to provide

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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for any Set-off by Genentech based on any overpayment to, or any amount due from, Genentech or its Affiliates under any such agreement against the Royalties or any part thereof.

Section 6.10    Interest.

If a payment under Section 2.02(a) or Section 6.07(a) of this Agreement (which, for purposes of clarity, shall not include any amount payable by Genentech under the License Agreement) is not made within five (5) Business Days following the date on which such payment is due, such outstanding payment shall accrue interest (from (and including) such fifth (5th) Business Day to (but excluding) the date upon which full payment is made) at the annual rate equal to two percent (2%) plus the Prime Rate on such fifth (5th) Business Day and calculated on the basis of a 365- or 366-day year, as applicable, for the number of days in the accrual period.  Payment of accrued interest will accompany payment of the outstanding payment.  “Prime Rate” means the prime rate as reported in the Wall Street Journal, Eastern U.S. Edition, on such fifth (5th) Business Day.

Section 6.11    Grant of Rights.

None of ImmunoGen, the Original Purchaser and the Seller shall grant any right to any Person or enter into any agreement with any Person, where such grant or agreement would contravene or conflict with the terms of any of the Transaction Documents to which such respective party is a party or the rights of Purchaser thereunder.

Section 6.12    Genentech Transactions.

Neither of the Selling Parties shall enter into any transaction or series of transactions with Genentech or its Affiliates whereby Genentech together with its Affiliates (a) acquires fifty percent (50%) or more of the voting or equity interests of either Selling Party or otherwise acquires control of either Selling Party, in each case whether by merger, consolidation, equity issuance or purchase, reorganization, combination or otherwise, (b) acquires all or substantially all of the assets of either Selling Party or all or substantially all of the assets relating to the Product, or (c) has assigned to any of them the License Agreement or any of either Selling Party’s rights or obligations thereunder, unless in each such case Genentech agrees to assume all of the Selling Parties’ obligations under the Transaction Documents on terms reasonably satisfactory to the Purchaser, and agrees that it shall continue to comply with all of Genentech’s obligations under the License Agreement notwithstanding the consummation of such transaction or transactions.

ARTICLE VII
THE CLOSING; CONDITIONS TO CLOSING

Section 7.01    Closing.

Subject to the closing conditions set forth in Sections 7.02 and 7.03, the closing of this Agreement (the “Closing”) shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 3rd Avenue, New York, New York 10017, on the Closing Date.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Section 7.02    Conditions Applicable to the Purchaser in Closing.

The obligations of the Purchaser to effect the Closing, including the requirement to pay both the Capped Interest Purchase Price to the Original Purchaser and the Reversionary Interest Purchase Price to Seller pursuant to Section 2.03, shall be subject to the satisfaction of each of the following conditions, as of the Closing Date, any of which may be waived by the Purchaser in its sole discretion:

(a)        Litigation.  No action, suit, litigation, proceeding, injunction or investigation shall have been instituted or be pending (i) challenging or seeking to make illegal, to delay or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in connection with the transactions contemplated by this Agreement, or (ii) seeking to restrain or prohibit the Purchaser’s acquisition of the Purchased Interest.

(b)        Bills of Sale.  Bills of Sale substantially in the forms set forth in Exhibit A-1 and Exhibit A-2 shall have been executed and delivered by the Seller and the Original Purchaser, respectively, to the Purchaser, and the Purchaser shall have received the same.

(c)        Deposit Agreement.  The Deposit Agreement shall have been duly executed and delivered by the Selling Parties, the Depositary Bank and the Purchaser and shall be substantially in the form of Exhibit B.

(d)        Corporate Documents of Original Purchaser and Selling Parties.  The Purchaser shall have received certificates of an executive officer of the Original Purchaser and each Selling Party (the statements made in which shall be true and correct on and as of the Closing Date):  (i) solely in the case of the certificates of an executive officer of each Selling Party, attaching copies, certified by such officer as true and complete, of resolutions of the board of managers or board of directors, as applicable, of such Selling Party, authorizing and approving the execution, delivery and performance by such Selling Party of the Transaction Documents to which such Selling Party is a party and the transactions contemplated herein and therein; (ii) setting forth the incumbency of the officer or officers of the Original Purchaser or such Selling Party, as the case may be, who have executed and delivered the Transaction Documents to which the Original Purchaser or such Selling Party, as the case may be, is a party, including therein a signature specimen of each officer or officers; and (iii) attaching copies, certified by such officer as true and complete, of a certificate of the appropriate Governmental Authority of the Original Purchaser’s or such Selling Party’s, as the case may be, jurisdiction of formation or incorporation, stating that the Original Purchaser or such Selling Party, as the case may be, is in good standing under the laws of such jurisdiction.

(e)        Termination and Release of 2015 Royalty Purchase Agreement.  The Purchaser shall have received a copy of the Termination and Release of the 2015 Royalty Purchase Agreement, substantially in the form of Exhibit D, duly executed by the Original Purchaser and each of the Selling Parties.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(f)        Termination of 2015 Deposit Agreement.   The Purchaser shall have received a copy of the Termination of the 2015 Deposit Agreement, substantially in the form of Exhibit E, duly executed by each of the parties thereto.

(g)        Termination and Mutual Release of Hurricane LLCA.  The Purchaser shall have received a copy of the Termination and Mutual Release of the Limited Liability Company Agreement of Seller, substantially in the form of Exhibit F (the “Termination and Mutual Release of Hurricane LLCA”), duly executed by each of the parties thereto.

(h)        Amendment No. 1 to Contribution Agreement.   The Purchaser shall have received a copy of the Amendment No. 1 to Contribution Agreement, duly executed by each of the parties thereto.

(i)         Amendment No. 1 to Hurricane LLCA.   The Purchaser shall have received a copy of that certain Amendment No. 1 to the Limited Liability Company Agreement of Seller, substantially in the form of Exhibit H (the “Amendment No. 1 to Hurricane LLCA”), duly executed by each of the parties thereto.

Section 7.03    Conditions Applicable to the Selling Parties and the Original Purchaser in Closing.

The obligations of the Original Purchaser and the Selling Parties to effect the Closing shall be subject to the satisfaction of each of the following conditions, any of which may be waived by the unanimous consent of the Original Purchaser and each of the Selling Parties in their sole discretion:

(a)        Litigation.  No action, suit, litigation, proceeding, injunction or investigation shall have been instituted or be pending (i) challenging or seeking to make illegal, to delay or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in connection with the transactions contemplated by this Agreement, or (ii) seeking to restrain or prohibit the Purchaser’s acquisition of the Purchased Interest.

(b)        Purchase Price.  The Original Purchaser shall have received payment of the Capped Interest Purchase Price and the Selling Parties shall have received payment of the Reversionary Interest Purchase Price, each in accordance with Section 2.03.

(c)        Termination and Release of 2015 Royalty Purchase Agreement.  The Original Purchaser and the Selling Parties shall have received a copy of the Termination and Release of the 2015 Royalty Purchase Agreement, substantially in the form of Exhibit D, duly executed by the Original Purchaser and each of the Selling Parties.

(d)        Termination of 2015 Deposit Agreement.   The Original Purchaser and the Selling Parties shall have received a copy of the Termination of the 2015 Deposit Agreement, substantially in the form of Exhibit E, duly executed by each of the parties thereto.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(e)        Termination and Mutual Release of Hurricane LLCA.  The Original Purchaser and the Selling Parties shall have received a copy of the Termination and Mutual Release of Hurricane LLCA, duly executed by each of the parties thereto.

(f)        Amendment No. 1 to Contribution Agreement.   The Original Purchaser and the Selling Parties shall have received a copy of the Amendment No. 1 to Contribution Agreement, duly executed by each of the parties thereto.

(g)        Amendment No. 1 to Hurricane LLCA.   The Original Purchaser and the Selling Parties shall have received a copy of that certain Amendment No. 1 to Hurricane LLCA, duly executed by each of the parties thereto.

ARTICLE VIII
EXPIRATION

Section 8.01    Expiration Date.

This Agreement shall terminate on the date when all of the Purchaser’s rights to receive any payments in respect of the Purchased Interest shall have expired or been satisfied.

Section 8.02    Effect of Expiration.

In the event of the expiration of this Agreement pursuant to Section 8.01, this Agreement shall forthwith terminate and have no further effect without any liability on the part of any party hereto or its Affiliates, directors, officers, partners, stockholders, managers or members other than the provisions of this Section 8.02 and Sections 6.01(b) (with respect to books of account and records necessary to enable the Purchaser to receive the full benefit of its rights under Section 6.07), 6.02, 6.07, 6.10, 9.01 and 9.05 hereof, which shall survive any termination as set forth in Section 9.01.  Nothing contained in this Section 8.02 shall relieve any party from liability for any breach of this Agreement occurring prior to such expiration.

ARTICLE IX
MISCELLANEOUS

Section 9.01    Survival.

All representations and warranties made herein and in any other Transaction Document or any closing certificates delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall continue to survive until the first anniversary of the Closing Date, other than the representations and warranties set forth in Sections 3.01(a) and 3.01(b) (Organization), 3.02 (Corporate Authorization), 3.04(a) (second sentence, third sentence, second to last sentence and last sentence) (Ownership), 3.13(a), 3.13(b) (first sentence) and 3.13(d) (first sentence) (License Agreement), 4.01 (Organization), 4.02 (Authorization) and 4.04(a) (second sentence and last sentence), which shall survive for the term of this Agreement.  Notwithstanding anything in this Agreement or implied by law to the contrary, (i) all of the covenants and agreements contained in this Agreement shall survive following the execution and delivery of this Agreement and the Closing until the earlier of their

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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performance in full or the expiration of this Agreement and (ii) the covenants and agreements contained in Sections 6.01(b) (with respect to books of account and records necessary to enable the Purchaser to receive the full benefit of its rights under Section 6.07), 6.02, 6.07, 6.10, 9.01 and 9.05 shall survive indefinitely following the execution and delivery of this Agreement and the Closing and the expiration of this Agreement.

Section 9.02    Specific Performance.

Each of the parties hereto acknowledges that the other parties will have no adequate remedy at law if it fails to perform any of its obligations under any of the Transaction Documents to which it is a party.  In such event, each of the parties agrees that the other parties shall have the right, in addition to any other rights they may have (whether at law or in equity), to specific performance of this Agreement.

Section 9.03    Notices.

All notices, consents, waivers and communications hereunder given by any party to any other shall be in writing and delivered personally, by hand, by a recognized overnight courier, or by dispatching the same by certified or registered mail, return receipt requested, with postage prepaid, or by email (provided any notice given by email shall also be given by another method of delivery permitted by this Section 9.03), in each case addressed:

If to the Purchaser:

OMERS IP Healthcare Holdings Limited

c/o OMERS Capital Markets

100 Adelaide Street West, Suite 900
              Toronto, ON  M5H 0E2

Attention: Rob Missere, Managing Director, Intellectual Property Strategies

Email:  [***]

with a copy (which shall not constitute notice) to:

OMERS IP Healthcare Holdings Limited

c/o OMERS Capital Markets

100 Adelaide Street West, Suite 900
Toronto, ON  M5H 0E2
Attention: Danial Lam, Managing Director, Legal & Business Development

Email:  [***]

If to the Original Purchaser, as set forth in Schedule 9.03 of the Original Purchaser’s Disclosure Schedules.

If to the Seller Parties:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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ImmunoGen, Inc.

830 Winter Street

Waltham, MA 02451

Attention: Chief Financial Officer

Email: [***]

with a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

666 3rd Avenue

New York, New York 10017

Attention: Richard G. Gervase Jr., Esq.

Email: [***]

or to such other address or addresses as the Purchaser, ImmunoGen or the Original Purchaser may from time to time designate by notice as provided herein, except that notices of changes of address shall be effective only upon receipt.  All such notices, consents, waivers and communications shall:  (a) when posted by certified or registered mail, postage prepaid, return receipt requested, be effective three (3) Business Days after dispatch, unless such communication is sent trans-Atlantic, in which case they shall be deemed effective five (5) Business Days after dispatch, (b) when delivered by a recognized overnight courier or in person, be effective upon receipt when hand delivered or (c) on the date sent by e-mail if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, and followed by a transmission pursuant to another method of delivery permitted by this Section 9.03.

Section 9.04    Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, subject to this Section 9.04 and the other provisions of this Agreement (including Sections 6.11 and 6.12), their respective successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be sold, transferred, conveyed or assigned, in whole or in part, by operation of law or otherwise, by the Original Purchaser, ImmunoGen, the Seller or the Purchaser without the prior written consent of the other parties, except that, subject to this Section 9.04 and the other provisions of this Agreement (including Sections 6.11 and 6.12):

(a)       ImmunoGen may, without the consent of the Original Purchaser or the Purchaser, and shall sell, transfer, convey or assign its rights and obligations under the Transaction Documents, in whole but not in part, to any Person, (i) with which ImmunoGen may merge or consolidate or to which ImmunoGen may sell all or substantially all of its assets or all or substantially all of its assets related to the Product and (ii) to which ImmunoGen assigns the License Agreement in accordance with its terms; provided that the Purchaser shall be under no obligation to reaffirm any representations, warranties or covenants made in this Agreement or any of the other Transaction Documents or take any other action in connection with any such sale, transfer, conveyance or assignment by ImmunoGen.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b)        The Original Purchaser may, without the consent of the Selling Parties or the Purchaser, and shall sell, transfer, convey or assign its rights and obligations under the Transaction Documents, in whole but not in part, to any Person, with which the Original Purchaser may merge or consolidate or to which the Original Purchaser may sell all or substantially all of its assets;  provided that the Purchaser shall be under no obligation to reaffirm any representations, warranties or covenants made in this Agreement or any of the other Transaction Documents or take any other action in connection with any such sale, transfer, conveyance or assignment by the Original Purchaser.

(c)        The Original Purchaser may, without the consent of the Selling Parties or the Purchaser, sell, transfer, convey or assign its rights and obligations under any of the Transaction Documents, in whole or in part, to any Affiliate of the Original Purchaser so long as, in connection with any such sale, transfer, conveyance or assignment of obligations, the Original Purchaser shall continue to remain liable to the Purchaser with respect to the obligations so sold, transferred, conveyed or assigned; provided that the Purchaser shall be under no obligation to reaffirm any representations, warranties or covenants made in this Agreement or any of the other Transaction Documents or take any other action in connection with any such sale, transfer, conveyance or assignment by the Original Purchaser.

(d)        The Purchaser may sell, transfer, convey or assign any of its obligations and rights under any of the Transaction Documents, without restriction and without the consent of the Selling Parties or the Original Purchaser, to any Affiliate, partner or member of the Purchaser, provided that the Selling Parties and the Original Purchaser shall be under no obligation to reaffirm any representations, warranties or covenants made in this Agreement or any of the other Transaction Documents or take any other action in connection with any such sale, transfer, conveyance or assignment by the Purchaser and provided further that, in connection with any such sale, transfer, conveyance or assignment of obligations, the Purchaser shall continue to remain liable to the Selling Parties and the Original Purchaser, as applicable, with respect to the obligations so sold, transferred, conveyed or assigned; and

(e)       The Purchaser may sell, transfer, convey or assign any of its obligations and rights under the Transaction Documents, without restriction and without the consent of the Selling Parties or the Original Purchaser, to any purchaser, transferee or assignee of all or any portion of the Purchased Interest, including the right to receive any Confidential Information of ImmunoGen or the Seller to the extent that the sale, transfer, conveyance or assignment of such right is made in accordance with Section 6.02, but specifically excluding the right to receive any Genentech Confidential Information.  Notwithstanding anything herein to the contrary, Purchaser shall not be permitted to sell, transfer, convey or assign any of its obligations and rights under the Transaction Documents to any competitor of ImmunoGen; provided, however, that the Selling Parties, the Original Purchaser and the Purchaser acknowledge and agree that Genentech (including its Affiliates), financial institutions, lenders, private equity firms, investment companies and funds and other Persons not principally engaged in the business of developing human therapeutics shall not be considered competitors for the purposes hereof.  Furthermore, any transferee or assignee shall be subject to the provisions of Section 9.07 in the same manner as the applicable transferor or assignor (including with respect to the obligation to provide any applicable tax forms).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Any permitted sale, transfer, conveyance or assignment under this Section 9.04 shall only be effective upon the written notification by the applicable party to the other parties hereto of such sale, transfer, conveyance or assignment.

Section 9.05    Indemnification.

(a)        (i) By Selling Parties to Purchaser.  Subject to the terms and conditions of this Section 9.05, each Selling Party, on a joint and several basis, hereby agrees to indemnify and hold the Purchaser and its Affiliates and any of their respective partners, directors, managers, members, officers, employees and agents (each a “Purchaser Indemnified Party”) harmless from and against any and all Losses actually incurred or suffered by any Purchaser Indemnified Party arising out of (A) any breach of any representation, warranty or certification made by a Selling Party in any of the Transaction Documents to which such Selling Party is a party (as modified by the Selling Parties’ Disclosure Schedules) or certificates given by a Selling Party in writing pursuant hereto or thereto or (B) any breach of or default under any covenant or agreement of a Selling Party pursuant to any Transaction Document to which such Selling Party is a party, to the extent any such Losses are not subject to indemnification by the Purchaser hereunder; provided, however, that the foregoing, including in the case of each of clause (A) and clause (B), shall exclude any indemnification to any Purchaser Indemnified Party (i) that results from the bad faith, gross negligence or willful misconduct of such Purchaser Indemnified Party, or (ii) to the extent resulting from acts or omissions of the Seller or any of its Affiliates based upon the written instructions from any Purchaser Indemnified Party; or (C) the Excluded Liabilities and Obligations, but only to the extent such Excluded Liabilities and Obligations are liabilities or obligations of the Selling Parties and not of the Original Purchaser. For purposes of clarity, neither Selling Party is providing indemnification or shall have any liability with respect to any Losses incurred or suffered by any Purchaser Indemnified Party arising out of any breach of any representation, warranty or certification made by the Original Purchaser in any of the Transaction Documents to which the Original Purchaser is a party (as modified by the Original Purchaser’s Disclosure Schedules) or certificates given by the Original Purchaser in writing pursuant hereto or thereto or any breach of or default under any covenant or agreement by the Original Purchaser pursuant to any Transaction Document to which the Original Purchaser is a party.

          (ii)   [***].

(b)        (i) By Purchaser to the Selling Parties.  Subject to the terms and conditions of this Section 9.05, the Purchaser hereby agrees to indemnify and hold each Selling Party, their Affiliates and any of their respective partners, directors, managers, members, officers, employees and agents (each a “Seller Indemnified Party”) harmless from and against any and all Losses actually incurred or suffered by a Seller Indemnified Party arising out of any breach of any representation, warranty or certification made by the Purchaser in any of the Transaction Documents to which the Purchaser is a party or certificates given by the Purchaser in writing pursuant hereto or thereto or any breach of or default under any covenant or agreement of the Purchaser pursuant to any Transaction Document to which the Purchaser is a party, to the extent any such Losses are not subject to indemnification by a Selling Party hereunder; provided, however, that the foregoing shall exclude any indemnification to any Seller Indemnified Party (i)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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that results from the bad faith, gross negligence or willful misconduct of such Seller Indemnified Party, or (ii) to the extent resulting from acts or omissions of the Purchaser or any of its Affiliates based upon the written instructions from any Seller Indemnified Party.

      (ii) [***].

(c)        Indemnification Procedures.  If any claim, demand, action or proceeding (including any investigation by any Governmental Authority) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify the indemnifying party in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; provided, however, that the failure to promptly provide such notice shall not affect the indemnification provided for under this Section 9.05 except to the extent that the indemnifying party has been actually prejudiced as a result of such failure.  In case any such claim, demand, action or proceeding is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume and control the defense thereof at its own expense, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9.05 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, except in the event that (i) the indemnifying party is not diligently defending such claim, demand, action or proceeding or (ii) the indemnifying party and the indemnified party have conflicting interests or different defenses available with respect to such claim, demand, action or proceeding (as determined in the opinion of counsel to the indemnified party), in each of such cases the indemnified party may hire its own separate counsel (provided that such counsel is not reasonably objected to by the indemnifying party) with respect to such claim, demand, action or proceeding and the reasonable fees and expenses of such counsel shall be considered Losses for purposes of this Agreement.  With respect to any such claim, demand, action or proceeding for which the indemnifying party has assumed and is controlling the defense thereof, an indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party (subject to the immediately preceding sentence).  The indemnifying party shall be liable for the reasonable fees and expenses of counsel employed by the indemnified party in the defense of any such claim, demand, action or proceeding (which shall be considered Losses for purposes of this Agreement) for any period during which the indemnifying party has not assumed the defense of, or is not diligently defending, such claim, demand, action or proceeding.  It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party, subject to the terms and conditions of this Section 9.05, from

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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and against any Losses by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened claim, action, demand or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless in connection with such settlement the indemnifying party agrees to pay the full amount of the liability (if any) (including all Losses of the indemnified party) in connection with such claim, action, demand or proceeding and such settlement does not involve any non-monetary remedies against the indemnified party and releases the indemnified party completely and unconditionally in connection with such claim, action, demand or proceeding.  The parties shall cooperate in the defense or prosecution of any such claim, action, demand or proceeding, with such cooperation to include (i) the retention of and the provision to the indemnifying party of records and information that are reasonably relevant to such claim, action, demand or proceeding, (ii) the making available of employees on a mutually convenient basis for providing additional information and explanation of any material provided hereunder, and (iii) the party that is controlling the defense of such claim, action, demand or proceeding keeping the other parties generally advised of its status and the defense thereof and considering in good faith recommendations of the non-controlling parties with respect thereto.

(d)        Expiration.  No claim for indemnification hereunder for breach of any representations or warranties contained in any Transaction Document or certificates given by any party in writing pursuant hereto or thereto may be made after the expiration of the survival period applicable to such representation or warranty; provided that any written claim for breach thereof made prior to such expiration date and delivered to the party against whom such indemnification is sought shall survive thereafter with respect to such claim.

(e)        Sole and Exclusive Remedy; Baskets; Limitation of Liability.  Following the Closing Date, except as otherwise contemplated in 0 and this 0, the indemnification afforded by this Section 9.05 shall be the sole and exclusive remedy for any and all Losses sustained or incurred by a party hereto in connection with the transactions contemplated by the Transaction Documents, including with respect to any breach of any representation, warranty or certification made by a party hereto in any of the Transaction Documents or certificates given by a party in writing pursuant hereto or thereto or any breach of or default under any covenant or agreement by a party pursuant to any Transaction Document, except that any Losses based upon fraud shall not be limited by the provisions of this Section 9.05 (including, for the avoidance of doubt, Section 9.01 and the two sentences immediately following this sentence), and each of Purchaser, the Selling Parties and the Original Purchaser accordingly preserves all remedies available with respect to any such Losses based thereon under applicable law.  Notwithstanding anything to the contrary in this Agreement or any of the other Transaction Documents and without limiting the effect of any other limitation in this Section 9.05, (i) the Selling Parties shall not be obligated to indemnify any Purchaser Indemnified Party under Section 9.05(a)(i) in respect of any breach or breaches of any of the Selling Parties’ General Representations unless and until the aggregate Losses for all such breaches subject to such indemnification collectively exceed $2,500,000 (the “Selling Parties’ Basket”), whereupon the Selling Parties will only be liable with respect to such indemnification for the amount of such Losses (subject to the limitations contained in this Section 9.05) to the extent that such amount exceeds the Selling Parties’ Basket (and, for clarity, the Selling Parties will not be liable for the amount of such Losses up to and including the amount of the Selling

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Parties’ Basket) and (ii) the Original Purchaser shall not be obligated to indemnify any Purchaser Indemnified Party under Section 9.05(a)(ii) in respect of any breach or breaches of any of the Original Purchaser’s General Representations unless and until the aggregate Losses for all such breaches subject to such indemnification collectively exceed $[***] (the “Original Purchaser’s Basket”), whereupon the Original Purchaser will only be liable with respect to such indemnification for the amount of such Losses (subject to the limitations contained in this Section 9.05) to the extent that such amount exceeds the Original Purchaser’s Basket (and, for clarity, the Original Purchaser will not be liable for the amount of such Losses up to and including the amount of the Original Purchaser’s Basket); provided, however, that no Purchaser Indemnified Party may bring any claim for indemnification against the Selling Parties under Section 9.05(a)(i) for a breach of any of the Selling Parties’ General Representations, and no Purchaser Indemnified Party may bring any claim for indemnification against the Original Purchaser under Section 9.05(a)(ii) for a breach of any of the Original Purchaser General Representations, unless and until, in each case, the claim is for Losses resulting from such breach in an amount of $[***]or more.  Except as provided in the first sentence of this Section 9.05(e), the total aggregate amount of liability (i) of the Selling Parties under this Section 9.05 (other than Section 9.04(a)(i)(C)) for Losses shall not exceed the Reversionary Interest Purchase Price less the amount of Royalties actually received by the Purchaser in respect of the Reversionary Interest (the “ImmunoGen Standard Indemnity Cap”),  except that the aggregate liability of the Selling Parties for Losses based on the breach by the Selling Parties of the representations and warranties set forth in Sections 3.04(a) (second sentence and last sentence), 3.13(a), 3.13(b) (first sentence) and 3.13(d) (first sentence) or any of the covenants and agreements of the Selling Parties contained in this Agreement, when added to the aggregate liability of the Selling Parties for Losses based on the breach by the Selling Parties of any other representations, warranties, covenants and agreements under this Agreement and the Transaction Documents, shall not exceed the aggregate amount equal to the sum of (A) the ImmunoGen Standard Indemnity Cap, plus (B) $96,403,519 less the amount of Royalties actually received by Purchaser in respect of the Capped Interest, (ii) [***];  and (iii) of the Purchaser under this Section 9.05 for Losses shall not exceed (A) [***], and (B) with respect to Losses incurred by the Seller Indemnified Parties, the Reversionary Interest Purchase Price less the amount of Royalties actually received by the Purchaser in respect of the Reversionary Interest.  Notwithstanding anything in this Section 9.05 to the contrary, except in the case of any claim, demand, action or proceeding (including any investigation by any Governmental Authority) brought or alleged against an indemnified party in respect of which indemnity is to be sought hereunder, in no event shall Losses include any special, indirect, consequential, lost profits or punitive damages (for clarity, the exclusion of lost profits, indirect and consequential damages from being considered “Losses” shall not operate to exclude any Royalties from being considered “Losses” hereunder).  Notwithstanding the foregoing, in the event of any breach or failure in performance of any covenant or agreement contained in any Transaction Document, the non-breaching party shall be entitled to seek specific performance, injunctive or other equitable relief.  For clarity, neither party shall have any right to terminate this Agreement or any other Transaction Document as a result of any breach by the other party hereof or thereof, but instead shall have the right, following Closing, to seek indemnification under this Section 9.05 and such specific performance, injunctive or other equitable relief or such other remedies as are expressly reserved by the first sentence of this Section 9.05(e).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(f)        Limitations; Access to Information.  The Purchaser acknowledges and agrees that (i) except for the representations and warranties of the Selling Parties contained in Article III, neither the Selling Parties, the Original Purchaser nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Selling Parties, including any representation or warranty as to the accuracy or completeness of any information regarding the Purchased Interest, the Product, the Patent Rights or the Royalties furnished or made available to Purchaser, its Affiliates or its or their respective Representatives (including any information, documents or material delivered to Purchaser, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Product, or any representation or warranty arising from statute or otherwise in law and (ii) except for the representations and warranties of the Original Purchaser contained in Article IV, neither the Original Purchaser, the Selling Parties nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Original Purchaser, including any representation or warranty as to the accuracy or completeness of any information regarding the Purchased Interest, the Product, the Patent Rights, or the Royalties furnished or made available to Purchaser, its Affiliates or its or their respective Representatives (including any information, documents or material delivered to Purchaser, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Product, or any representation or warranty arising from statute or otherwise in law.  Without limiting the foregoing, the Purchaser acknowledges and agrees that (i) the Purchaser has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the risks and merits of purchasing the Purchased Interest in accordance with the terms of this Agreement, (ii) the Purchaser, together with its Affiliates and its and their respective Representatives, (A) have reviewed the License Agreement and other documents and information relating to the Product, and have made their own investigation of the Purchased Interest, the Product, the Patent Rights, the Royalties, the creditworthiness of the Selling Parties and the Original Purchaser, this Agreement, the other Transaction Documents and the transactions contemplated hereby thereby, (B) have had the opportunity to ask such questions of, and to receive answers from, representatives of the Selling Parties and the Original Purchaser concerning the License Agreement and the Product, in each case as the Purchaser deemed necessary to make an informed decision to purchase the Purchased Interest in accordance with the terms of this Agreement and (C) are not relying on, and shall have no remedies in respect of, any implied warranties or upon any representation or warranty whatsoever (other than any representation or warranty of the Selling Parties specifically set forth in Article III and any representation or warranty of the Original Purchaser specifically set forth in Article IV) and (iii) except as expressly set forth in any representation or warranty of the Selling Parties in Article III or any representation or warranty of the Original Purchaser in Article IV, the Purchaser shall have no claim or right regarding Losses pursuant to this Section 9.05 (or otherwise) with respect to any information, documents or materials furnished or made available to the Purchaser or any of its Affiliates or its or its Affiliates’ Representatives in any data room, presentation, interview or in any other form or manner relating to this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby.

(g)        No Recourse Against Non-Parties.  All claims or causes of action (whether in contract or in tort, in law, in equity or under any other theory) that may be based upon, arise out

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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of or relate to this Agreement or any other Transaction Document, or the negotiation, execution or performance of this Agreement or any other Transaction Document (including any representation or warranty made in or in connection with this Agreement or any other Transaction Document or as an inducement to enter into this Agreement or any other Transaction Document), may be made only against Persons that are expressly identified as parties hereto or thereto, as applicable, or, to the extent of the assignment by a party to this Agreement or any other Transaction Document of the obligations, liabilities or claims relating to such claim or cause of action to a permitted assignee, the permitted assignees thereof.  No Person who is not a named party to this Agreement or any other Transaction Document (other than, to the extent of the assignment by a party to this Agreement or any other Transaction Document of the obligations, liabilities or claims relating thereto to a permitted assignee, a permitted assignee thereof), including without limitation any past, present or future director, officer, employee, incorporator, member, manager, partner, equityholder, Affiliate, agent, attorney or representative of any named party to this Agreement (“Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any obligations or liabilities arising under, in connection with or related to this Agreement or any other Transaction Document or for any claim based on, in respect of, or by reason of this Agreement or any other Transaction Document or the negotiation or execution of this Agreement or any other Transaction Document, and each party hereto waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliates.  Non-Party Affiliates are expressly intended as third party beneficiaries of this Section 9.05(g).

(h)        Treatment of Indemnification Payments.  Any indemnification payments pursuant to this Section 9.05 will be treated by the parties as an adjustment to the Capped Interest Purchase Price and/or the Reversionary Interest Purchase Price (as applicable) for all tax purposes.

Section 9.06    Independent Nature of Relationship.

(a)        The relationship between the Original Purchaser, Seller and ImmunoGen, on the one hand, and the Purchaser, on the other hand, is solely that of sellers and purchaser, and neither the Purchaser, the Original Purchaser, nor any Selling Party has any fiduciary or other special relationship with any other party or any of their respective Affiliates.  Nothing contained herein or in any other Transaction Document shall be deemed to constitute the Original Purchaser, the Selling Parties and the Purchaser as a partnership, an association, a joint venture or other kind of entity or legal form.

(b)        No officer or employee of the Purchaser will be located at the premises of the Original Purchaser, any Selling Party or any of their respective Affiliates.

(c)        Without limiting 0, the Original Purchaser, the Selling Parties and/or any of their Affiliates shall not at any time obligate the Purchaser, or impose on the Purchaser any obligation, in any manner or respect other than as set forth in the Transaction Documents or as otherwise agreed to by the Purchaser.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(d)        The representations, warranties, covenants and other obligations of the Original Purchaser, on the one hand, and the Selling Parties, on the other hand, under this Agreement and the Transaction Documents to which any of them is a party are several and not joint.  Nothing contained herein or in any other Transaction Document shall be deemed to constitute the Original Purchaser and the Selling Parties as a partnership, an association, a joint venture or other kind of entity or legal form.

Section 9.07    Tax.

(a)        For United States federal, state and local tax purposes, the Original Purchaser, the Selling Parties and the Purchaser shall treat the transactions contemplated by the Transaction Documents as a sale for United States tax purposes.  The parties hereto agree not to take any position that is inconsistent with the provisions of this Section 9.07(a) on any tax return or in any audit or other administrative or judicial proceeding unless (i) the other parties to this Agreement have consented in writing to such actions, which consent shall not be unreasonably withheld or delayed, or (ii) the party that contemplates taking such an inconsistent position has been advised by nationally recognized counsel or tax advisors in writing that it is more likely than not that there is no “reasonable basis” (within the meaning of Treasury Regulation Section 1.6662-3(b)(3)) for the position specified in this Section 9.07(a).  Consistent with the foregoing, the Selling Parties and the Purchaser agree that for United States federal, state and local tax purposes, amounts received pursuant to the License Agreement into the Joint Concentration Account (less any amounts debited from the Joint Concentration Account in accordance with Section 6.05(b) to pay any fees, expenses or charges of the Depositary Bank or for reimbursement of any costs or expenses incurred by the Selling Parties in taking any of the actions described in Sections 6.06(c), 6.06(f), or 6.06(g)) shall be reported by them as royalties.

(b)        To the extent any amount of tax is withheld at source from a payment made pursuant to the License Agreement or pursuant to the Deposit Agreement, such withheld amount shall for all purposes of this Agreement be treated as paid to the party with respect to whom such withholding was made, or, if no such party exists, then to the Seller and the Purchaser on a pro rata basis in accordance with each party’s underlying ownership interest in each such payment (taking into account any amounts withheld); e.g., with respect to the Purchaser, amounts so withheld shall be attributed to the Purchaser, and deemed paid to the Purchaser, in accordance with the Purchased Interest, and conversely, with respect to the Selling Parties, amounts so withheld shall be attributed to the Selling Parties, and deemed paid to the Selling Parties, in accordance with any interest of the Selling Parties (for purposes of clarity, excluding the Purchased Interest).  Any amounts withheld at source as described in this Section 9.07(b) attributable to the Purchaser shall be credited for the account of the Purchaser, and any amounts withheld at source as described in this Section 9.07(b) attributable to the Selling Parties shall be credited for the account of the Selling Parties. If there is an inquiry by any Governmental Authority of the Purchaser related to withholding taxes described in this Section 9.07(b), the Selling Parties shall cooperate with the Purchaser in responding to such inquiry in a reasonable manner consistent with this Section 9.07(b).  In addition, the Selling Parties shall provide the Purchaser with the benefits that are afforded to ImmunoGen pursuant to Section 4.5(c) of the License Agreement as if Purchaser were a party to such License Agreement.  Neither the Selling Parties nor the Original Purchaser shall have any obligation to gross up or otherwise pay Purchaser or any other party or Person any amounts with respect to

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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taxes, including source withholding.  The Selling Parties and the Purchaser agree to provide the Depositary Bank or any other party that is a withholding agent for tax purposes any requested documentation reasonably necessary to establish an exemption from or reduction of applicable withholding taxes with respect to payments under the License Agreement or the Deposit Agreement; and in the event the failure to provide such documentation results in the imposition of withholding, then such withholding shall be attributed to the party responsible for such failure for purposes of this Section 9.07(b).  All amounts withheld at source as described herein shall for all purposes of this Agreement be deemed to have been received by the party to which they are attributed as provided above.

(c)        Notwithstanding any other provision of this Agreement, none of the Original Purchaser, Seller or any of its or their respective Affiliates shall have any liability or obligation (including, for purposes of clarity, any liability or obligation under Section 9.05 under any basis for potential indemnification liabilities or obligations under Section 9.05) to Purchaser or any other Person in respect of any taxes (including interest or penalties thereon) of any kind whatsoever imposed on, withheld against or related to any payments made or to be made to the Purchaser (whether by Genentech or any other Person, and including payments to the Joint Concentration Account that are transferred to the Purchaser in accordance with this Agreement or the Deposit Agreement) in respect of the Purchased Interest, pursuant to this Agreement or the other Transaction Documents, the License Agreement or otherwise.

Section 9.08    Entire Agreement.

This Agreement, together with the Exhibits and Disclosure Schedules hereto (which are incorporated herein by reference), the other Transaction Documents, and, subject to Section 6.02(f), the Confidentiality Agreement by and between ImmunoGen and OMERS Capital Markets, a division of OMERS Administration Corporation, dated as of [***] (the “Confidentiality Agreement” (as to which the Original Purchaser is a third party beneficiary)) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement.  None of this Agreement, nor any provision hereof, other than Section 9.05, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 9.09    Governing Law; Jurisdiction; Service of Process; Waiver of Jury Trial.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of New York in each case located in the city of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court.  Each of the Original Purchaser, the Selling Parties and the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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CONFIDENTIAL TREATMENT REQUESTED

Purchaser irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waives and agrees not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.09.

Section 9.10    Severability.

If any provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law in any jurisdiction, such provision shall be excluded from this Agreement and the Original Purchaser, the Selling Parties and the Purchaser, as applicable, shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Original Purchaser, the Selling Parties and the Purchaser, as applicable, and all other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Original Purchaser, the Selling Parties and the Purchaser as nearly as may be possible.  Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

Section 9.11    Counterparts; Effectiveness.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by each other party hereto.  Any counterpart may be executed by electronic signature and such electronic signature shall be deemed an original.

Section 9.12    Amendments; No Waivers.

(a)        This Agreement or any term or provision hereof may not be amended, changed or modified except with the written consent of the parties hereto.  No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the party against whom such waiver is sought to be enforced.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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CONFIDENTIAL TREATMENT REQUESTED

(b)        No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative.

Section 9.13    Interpretation.

When a reference is made in this Agreement to an Articles, Sections, Disclosure Schedules or Exhibits, such reference shall be to an Article, Section, Disclosure Schedule or Exhibit to this Agreement unless otherwise indicated.   The words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the word “without limitation” and shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it.  The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

[Signature page follows]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

IMMUNOGEN, INC.

By:	/s/ Mark J. Enyedy
Name:	Mark J. Enyedy
Title:	President and Chief Executive Officer

HURRICANE, LLC

By:	IMMUNOGEN, INC., its Manager

By:	/s/ Mark J. Enyedy
Name:	Mark J. Enyedy
Title:	President and Chief Executive Officer

IMMUNITY ROYALTY HOLDINGS, L.P.

By:	[***]

By:	/s/ [***]
Name:	[***]
Title:	Vice President

OMERS IP HEALTHCARE HOLDINGS LIMITED

By:	/s/ Rob Missere
Name:	Rob Missere
Title:	President

By:	/s/ Bernhard Wu
Name:	Bernhard Wu
Title:	Vice President

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.